Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO TERM LOAN CREDIT AGREEMENT

This AMENDMENT NO. 3 to TERM LOAN CREDIT AGREEMENT, dated as of December 8, 2023 (this “Amendment”), is entered into by and among PG&E CORPORATION, a California corporation (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (in such capacity and including any successors in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Term Loan Credit Agreement, dated as of June 23, 2020, among the Borrower, the lenders party thereto from time to time, the Administrative Agent and the other parties thereto (as heretofore amended, the “Credit Agreement”, capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended hereby));

WHEREAS, each Lender holding Loans (the “Existing Term Loans”; the Existing Term Loans, as amended by and after giving effect to this Amendment, the “Amended Term Loans”) immediately prior to the Amendment Effective Date (the Lenders with Existing Term Loans, the “Existing Lenders”) that executes and delivers an executed counterpart to this Amendment by 5:00 p.m., New York City time, on December 8, 2023 (the “Consent Deadline”) agrees to the terms of this Amendment upon the effectiveness of this Amendment on the Amendment Effective Date (such lenders, together with any New Lenders (as defined below), the “Consenting Lenders”);

WHEREAS, JPMCB (or an Affiliate thereof) is acting as a joint lead arranger and bookrunner (in such capacity, the “Left Lead Arranger”) in respect of this Amendment and other financial institutions to be agreed by the Borrower and JPMCB will act as joint bookrunners and joint lead arrangers (in such capacities, together with the Left Lead Arranger, the “Lead Arrangers”) in respect of this Amendment, and in connection therewith, the Left Lead Arranger may in its discretion determine the allocations of the Amended Term Loans among the Lenders;

WHEREAS, each Consenting Lender hereby agrees that the Left Lead Arranger may allocate the Amended Term Loans (if any) to any Lender on the Amendment Effective Date in a principal amount that may be less than (x) the principal amount of the Existing Term Loans held by such Lender immediately prior to the Amendment Effective Date or (y) the principal amount requested by such Lender to hold, that in connection with one or more prepayments of the Existing Term Loans held by such Consenting Lender on or about the Amendment Effective Date, such Consenting Lender may not be allocated any Amended Term Loans, and to the extent any of the foregoing occurs, that such Consenting Lender is deemed to have executed an Assignment and Assumption and sold and assigned all or a portion of its Existing Term Loans at par to one or more other Lenders pursuant to the allocations determined by the Left Lead Arranger; and

WHEREAS, this Amendment is an amendment made with the consent of the Required Lenders (after giving effect to any prepayment and assignments of Loans immediately prior to the effectiveness hereof), the Borrower and the Administrative Agent pursuant to Section 10.1 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

A. Amendments to Credit Agreement. On the Amendment Effective Date (as defined below) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

B. Conditions Precedent. This Amendment shall become effective as of the date first above written when, and only when, each of the following conditions precedent shall have been satisfied or, to the extent permitted under the Credit Agreement, waived (the “Amendment Effective Date”):

1. Executed Counterparts. The Administrative Agent shall have received a counterpart to this Amendment duly executed by the Borrower, the Consenting Lenders (which shall constitute Required Lenders) and the Administrative Agent;

2. Organizational Documents; Certificates. The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Amendment Effective Date (with a recent short-form good standing certificate of the Borrower), similar to the one delivered pursuant to Section 5.1(e) of the Credit Agreement, with appropriate insertions and attachments and (ii) a certificate of a Responsible Officer, dated the Amendment Effective Date, confirming the satisfaction of the conditions precedent set forth in clauses (3) and (4) below;

3. Representations and Warranties. The representations and warranties of the Borrower contained in Section 4 of the Credit Agreement (other than Sections 4.2, 4.6(b) and 4.13) shall be true and correct in all material respects immediately prior to and immediately after giving effect to this Amendment; provided that each of such representations and warranties that contains a materiality qualification shall be true and correct on and as of the Amendment Effective Date (or, to the extent such representations and warranties specifically relate to an earlier date, such representations and warranties were true and correct in all material respects, or true and correct, as the case may be, as of such earlier date);

4. No Default. No Default or Event of Default shall have occurred and be continuing immediately prior to, and immediately after giving effect to, the Amendment Effective Date;

5. Fees and Expenses. On or prior to the Amendment Effective Date, the Borrower shall have paid (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lead Arrangers required to be paid or reimbursed by the Borrower in connection with the preparation, negotiation, execution and delivery of this Amendment and related documentation (including, in each case, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and the Lead Arrangers with respect thereto), including all costs and expenses pursuant to that certain Second Amended and Restated Engagement Letter, dated as of December 7, 2023 among the Borrower and the Lead Arrangers and (ii) all other fees then due and payable to the Administrative Agent or Lead Arrangers in connection with this Amendment (including any fees and any invoiced costs and other expenses in connection with the prepayment (if any) of Existing Term Loans held by Non-Consenting Lenders (it being understood that the Administrative Agent has waived the right to receive any transfer fees as provided in Section 10.6 of the Credit Agreement));

6. Interest. The Borrower shall have paid to the Administrative Agent for the account of each Lender with outstanding Loans on, and immediately prior to, the Amendment Effective Date, all accrued and unpaid interest on all Existing Term Loans through the date immediately prior to the Amendment Effective Date; and

7. Non-Continuing Loans. With respect to any Existing Lender that has not executed and delivered a counterpart to this Amendment by the Consent Deadline (each such Existing Lender, a “Non-Consenting Lender”), all Existing Terms Loans of each such Non-Consenting Lender shall have been assigned to one or more Consenting Lenders (each a “Replacement Lender”) pursuant to the penultimate paragraph of Section 10.1 of the Credit Agreement.

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C. Other Terms.

1. Non-Consenting Lenders; Allocations. Effective on the Amendment Effective Date, each Non-Consenting Lender shall be deemed to assign at par all of its interest, rights and obligations under the Loan Documents in respect of its Existing Term Loans to one or more Replacement Lenders, as coordinated by the Administrative Agent and Left Lead Arranger, pursuant to the penultimate paragraph of Section 10.1 of the Credit Agreement and the applicable terms of an Assignment and Assumption. It is agreed that the Left Lead Arranger may in its discretion determine the allocations of the Amended Term Loans among the Lenders and may allocate the Amended Term Loans (if any) to any Lender on the Amendment Effective Date in a principal amount that may be less than (x) the principal amount of the Existing Term Loans held by such Lender immediately prior to the Amendment Effective Date or (y) the principal amount requested by such Lender to hold, that in connection with one or more prepayments of the Existing Term Loans held by such Consenting Lender on or about the Amendment Effective Date, such Consenting Lender may not be allocated any Amended Term Loans, and to the extent any of the foregoing occurs, that such Consenting Lender is deemed to have executed an Assignment and Assumption and sold and assigned all or a portion of its Existing Term Loans at par to one or more other Lenders pursuant to the allocations determined by the Left Lead Arranger.

2. Reference to the Effect on the Loan Documents.

(i) As of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the “Credit Agreement” (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(ii) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower, the Lead Arrangers, the Administrative Agent or any other Secured Party under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(iv) This Amendment is a Loan Document.

3. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of (x) this Amendment and/or (y) any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment and/or the transactions contemplated hereby (each an “Ancillary Document”) that is an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each, an “Electronic Signature”) transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

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4. Ratification. This Amendment shall be effective pursuant to Sections 10.1 and 10.6 of the Credit Agreement (and approved and ratified by the Lenders (including in their capacity as Required Lenders) and the Administrative Agent for all purposes under the Loan Documents) to the extent this Amendment is signed by each of the Lenders and the Administrative Agent.

5. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6. Section Titles. The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.

7. Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement.

8. Severability. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

9. Successors. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

10. Jurisdiction; Waiver of Jury Trial. The jurisdiction and waiver of right to trial by jury provisions in Section 10.12 and Section 10.15, respectively, of the Credit Agreement are incorporated herein by reference mutatis mutandis.

11. Assignments. The Borrower and the Administrative Agent hereby consent to each assignment of the Existing Term Loans from each Non-Consenting Lender to each Replacement Lender, including any institutions previously disclosed to the Borrower in connection with the primary syndication for this Amendment. The Borrower hereby consents to the Administrative Agent’s use of the signature page attached hereto as Exhibit B in connection with the assignments to institutions previously disclosed to the Borrower in connection with the primary syndication for this Amendment and the Administrative Agent may affix such signature page to each Assignment and Assumption that relates to such assignments.

12. New Lenders. From and after the Amendment Effective Date, by execution of this Amendment, each Consenting Lender that is not an Existing Lender (each, a “New Lender”) hereby acknowledges, agrees and confirms that such New Lender will be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement, as amended by this Amendment, and shall have all of the rights and obligations of a Lender thereunder as if it had executed the Credit Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

PG&E CORPORATION, as the Borrower

By:	/s/ Margaret K. Becker
Name:	Margaret K. Becker
Title:	Vice President and Treasurer

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Santiago Gascon
Name: Santiago Gascon
Title: Vice President

[Signature Page to Amendment]

EXHIBIT A

~~Execution Version~~

Published CUSIP Number: 69338CAH4

$2,750,000,000

TERM LOAN CREDIT AGREEMENT

among

PG&E CORPORATION,

as Borrower,

the Several Lenders from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent,

BOFA SECURITIES, INC.

BARCLAYS BANK PLC,

CITIBANK, N.A.

and GOLDMAN SACHS BANK USA,

as Co-Syndication Agents,

and

BNP PARIBAS,

CREDIT SUISSE LOAN FUNDING LLC,

MIZUHO BANK, LTD.,

MUFG UNION BANK, N.A.,

and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

Dated as of June 23, 2020

(as amended by Repricing Amendment dated as of February 1, 2021 ~~and~~, Amendment No. 2 dated as of June 21, 2023 and Amendment No. 3 dated as of December 8, 2023)

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

BARCLAYS BANK PLC,

CITIBANK, N.A.

and GOLDMAN SACHS BANK USA

as Joint Lead Arrangers and

Joint Bookrunners

TABLE OF CONTENTS

PAGE
~~Section~~SECTION 1. DEFINITIONS		1

1.1.	Defined Terms	1
1.2.	Other Definitional Provisions and Interpretative Provisions	~~38~~40
1.3.	Divisions	~~39~~41
1.4.	Interest Rates; Benchmark Notification	~~39~~41

~~Section~~SECTION 2. AMOUNT AND TERMS OF THE TERM LOANS		~~39~~41

2.1.	Loans	~~39~~41
2.2.	Procedures for Borrowing	~~40~~42
2.3.	[Reserved]	~~40~~42
2.4.	Escrow	~~40~~42
2.5.	Fees, Etc	~~40~~43
2.6.	Termination of Commitments; Extension of Maturity Date	~~41~~43
2.7.	Amortization; Repayment	~~42~~44
2.8.	Prepayments	~~43~~45
2.9.	Conversion and Continuation Options	~~46~~48
2.10.	Limitations on Term Benchmark Tranches	~~46~~49
2.11.	Interest Rates and Payment Dates	~~46~~49
2.12.	Computation of Interest and Fees	~~47~~49
2.13.	Inability to Determine Interest Rate	~~47~~50
2.14.	Pro Rata Treatment and Payments; Notes	~~50~~52
2.15.	Change of Law	~~51~~54
2.16.	Taxes	~~52~~55
2.17.	Indemnity	~~56~~59
2.18.	Change of Lending Office	~~56~~59
2.19.	Replacement of Lenders	~~56~~59
2.20.	Defaulting Lenders	~~57~~60
2.21.	Illegality	~~58~~61

~~Section~~SECTION 3. [Reserved].		~~58~~61

~~Section~~SECTION 4. REPRESENTATIONS AND WARRANTIES		~~59~~62

4.1.	Financial Condition	~~59~~62
4.2.	No Change	~~59~~62

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4.3.	Existence; Compliance with Law	~~59~~62
4.4.	Power; Authorization; Enforceable Obligations	~~59~~62
4.5.	No Legal Bar	~~60~~63
4.6.	Litigation	~~60~~63
4.7.	No Default	~~60~~63
4.8.	Taxes	~~60~~63
4.9.	Federal Regulations	~~61~~64
4.10.	ERISA	~~61~~64
4.11.	Investment Company Act; Other Regulations	~~61~~64
4.12.	Use of Proceeds	~~61~~64
4.13.	Environmental Matters	~~62~~64
4.14.	Regulatory Matters	~~62~~65
4.15.	Sanctions; Anti-Corruption	~~62~~65
4.16.	Affected Financial Institutions	~~62~~65
4.17.	Solvency	~~62~~65
4.18.	Disclosure	~~62~~65
4.19.	Validity of Security Interests	~~63~~66
4.20.	Ownership of Property	~~63~~66
4.21.	Covered Entity	~~63~~66

~~Section~~SECTION 5. CONDITIONS PRECEDENT		~~63~~66

5.1.	Conditions to the Effective Date	~~63~~66
5.2.	Conditions to the Escrow Release Date	~~65~~68
5.3.	Determinations under Sections 5.1 and 5.2	71

~~Section~~SECTION 6. AFFIRMATIVE COVENANTS		~~67~~71

6.1.	Financial Statements	~~68~~71
6.2.	Certificates; Other Information	~~68~~72
6.3.	Payment of Taxes	~~69~~72
6.4.	Maintenance of Existence; Compliance	~~69~~72
6.5.	Maintenance of Property; Insurance	~~69~~73
6.6.	Inspection of Property; Books and Records; Discussions	~~69~~73
6.7.	Notices	~~70~~74
6.8.	Maintenance of Licenses, etc.	~~70~~74
6.9.	Further Assurances	~~70~~74
6.10.	Maintenance of Ratings	~~71~~74
6.11.	Use of Proceeds	~~71~~74
6.12.	Future Guarantees	~~71~~74

~~Section~~SECTION 7. NEGATIVE COVENANTS		~~71~~75

7.1.	Liens	~~71~~75
7.2.	Restrictions on Sales and Leasebacks	~~74~~78
7.3.	Consolidation, Merger and Sale	~~75~~78
7.4.	Ownership of ~~PG&E~~ Utility Common Stock	~~76~~79

~~Section~~SECTION 8. EVENTS OF DEFAULT		~~76~~80

~~Section~~SECTION 9. THE AGENTS		~~78~~82

9.1.	Appointment and Authority	~~78~~82
9.2.	Delegation of Duties	~~78~~82
9.3.	Exculpatory Provisions	~~79~~83
9.4.	Reliance by Agents	~~80~~84
9.5.	Notice of Default	~~80~~84
9.6.	Non-Reliance on Agents and Other Lenders	~~80~~84
9.7.	Indemnification	~~81~~85
9.8.	Agent in Its Individual Capacity	~~81~~85
9.9.	Successor Agents	~~81~~85
9.10.	Co-Documentation Agents and ~~Syndication~~Co-Syndication Agents	~~82~~87
9.11.	Administrative Agent May File Proofs of Claim	~~83~~87
9.12.	Collateral Matters	~~83~~87
9.13.	Credit Bidding	~~84~~88
9.14.	Intercreditor Agreement; Pledge Agreement	~~84~~88
9.15.	Certain ERISA Matters	~~84~~89
9.16.	Erroneous Payment	90

~~Section~~SECTION 10. MISCELLANEOUS		~~85~~91

10.1.	Amendments and Waivers	~~85~~91
10.2.	Notices	~~87~~93
10.3.	No Waiver; Cumulative Remedies	~~89~~95
10.4.	Survival of Representations and Warranties	~~89~~95
10.5.	Payment of Expenses and Taxes	~~89~~95
10.6.	Successors and Assigns; Participations and Assignments	~~91~~97
10.7.	Adjustments; Set off	~~95~~102
10.8.	Counterparts; Electronic Execution; Binding Effect	~~96~~102
10.9.	Severability	~~97~~103
10.10.	Integration	~~97~~103
10.11.	GOVERNING LAW	~~97~~103
10.12.	Submission To Jurisdiction; Waivers	~~97~~104
10.13.	Acknowledgments	~~98~~104
10.14.	Confidentiality	~~98~~105
10.15.	WAIVERS OF JURY TRIAL	~~99~~105
10.16.	USA Patriot Act~~; Beneficial Ownership Regulation~~	~~99~~106
10.17.	Judicial Reference	~~99~~106

10.18.	No Advisory or Fiduciary Responsibility	~~99~~106
10.19.	Acknowledgement Regarding Any Supported QFCs	~~100~~106
10.20.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~100~~107
10.21.	Release of Liens and Guarantees	~~101~~108

SCHEDULES:

1.1	Commitments

EXHIBITS:

A	[Reserved]
B	[Reserved]
C	[Reserved]
D	Form of Closing Certificate
E	Form of Assignment and Assumption
F	Form of Affiliate Assignment and Assumption
G	Forms of U.S. Tax Compliance Certificates
H	Form of Note
I	Form of Solvency Certificate

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This TERM LOAN CREDIT AGREEMENT (this “Agreement”), dated as of June 23, 2020, among PG&E CORPORATION, a California corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with any permitted successor thereto, the “Administrative Agent”) and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, together with any permitted successor thereto, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, on January 29, 2019, Pacific Gas and Electric Company, a California corporation and a Subsidiary of the Borrower (the “Utility”), and the Borrower, holder of all of the issued and outstanding common stock of the Utility (together with the Utility, each, a “Debtor” and collectively, the “Debtors”) filed voluntary petitions for relief in the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”), and commenced their respective cases under chapter 11 of title 11 of the United States Code;

WHEREAS, on June 11, 2020, the Order Approving Plan Funding Transactions and Documents [Docket No. 7909] (together with all exhibits, schedules, annexes, supplements and other attachments thereto, and as may be further amended, modified or otherwise changed in accordance with this Agreement, the “Funding Transactions Order”) was entered by the Bankruptcy Court;

WHEREAS, in connection with the foregoing, the Borrower has requested that the Lenders provide the Loans set forth herein and the Lenders are willing to make available to the Borrower such Loans upon the terms and subject to the conditions set forth herein;

WHEREAS, in connection with the Repricing Amendment dated as of February 1, 2021, the Borrower requested that this Agreement be amended as set forth therein; ~~and~~

WHEREAS, in connection with Amendment No. 2, the Borrower requested that this Agreement be amended as set forth in Amendment No. 2.; and

WHEREAS, in connection with Amendment No. 3, the Borrower requested that this Agreement be amended as set forth in Amendment No. 3.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

SECTION 1. ~~SECTION 1.~~ DEFINITIONS

1.1. ~~1.1~~ Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2021 Repricing Amendment Effective Date”: February 1, 2021.

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business

Days prior to such day plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate (at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If ABR is being used as an alternate rate of interest pursuant to Section  ~~2.13~~2.13 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section  ~~2.13(b)~~2.13(b) ), then ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. If the ABR as determined pursuant to the foregoing would be less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Administrative Agent”: as defined in the preamble hereto.

“Adjusted Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication: (i) the after-tax effect of extraordinary gains or losses (less all fees and expenses relating thereto); (ii) the portion of such net income (or loss) allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been paid to the Borrower or one of its Subsidiaries by such Persons; (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (iv) the after-tax effect of gains or losses (less all fees and expenses relating thereto) from the early extinguishment or conversion of Indebtedness; (v) the after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to dispositions of assets other than in the ordinary course of business; and (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders. In addition, to the extent not already included in the Adjusted Consolidated Net Income of the Borrower and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, but without duplication, such Adjusted Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement (in each case, regardless of whether non-recurring).

“Adjusted Daily Simple SOFR Rate”: an interest rate per annum equal to ~~(a)~~ Daily Simple SOFR~~, plus (b) 0.11448%~~; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate”: for any Interest Period, an interest rate per annum equal to ~~(a)~~ the Term SOFR Rate for such Interest Period~~, plus (b) (i) 0.11448% for an Interest Period of one-month’s duration, (ii) 0.26161% for an Interest Period of three-month’s duration and (iii) 0.42826% for an Interest Period of six-month’s duration~~; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit F.

“Agent Parties”: as defined in Section ~~10.2(d)(ii)~~10.2(d)(ii) .

“Agents”: the collective reference to the Collateral Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent.

“Agreement”: as defined in the preamble hereto.

“All-In Yield”: as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a “Term SOFR Rate floor” or “ABR floor”, or otherwise, in each case, incurred or payable by the Borrower generally to all lenders of such Indebtedness; provided, that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (e.g. 100 basis points of original issue discount equals 25 basis points of interest rate margin for a four year average life to maturity); and provided, further, that “All-In Yield” shall not include amendment fees, consent fees, arrangement fees, structuring fees, commitment fees, underwriting fees, placement fees, advisory fees, success fees, ticking fees, undrawn commitment fees and similar fees (regardless of whether any of the foregoing fees are paid to, or shared with, in whole or in part, any or all lenders), any fees not paid or payable in the primary syndication of such indebtedness or fees not paid or payable generally to all lenders ratably.

“Amendment No. 2”: that certain Amendment No. 2 to Term Loan Credit Agreement, dated as of June 21, 2023, between the Borrower and JPMorgan Chase Bank, N.A. as Administrative Agent.

“Amendment No. 3”: that certain Amendment No. 3 to Term Loan Credit Agreement, dated as of the Amendment No. 3 Effective Date, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date”: December 8, 2023.

“Anti-Corruption Laws”: as defined in Section ~~4.15~~4.15.

“Applicable ECF Percentage”: as of the last day of an Excess Cash Flow Period, (a) if the aggregate outstanding principal amount of the Loans on such day is greater than 75% of the aggregate outstanding principal amount of the Loans as of the Escrow Release Date, 50%, (b) if the aggregate outstanding principal amount of the Loans on such day is less than or equal to 75% of the aggregate outstanding principal amount of the Loans as of the Escrow Release Date and greater than 50% of the aggregate outstanding principal amount of the Loans as of the Escrow Release Date, 25%, and (c) if the aggregate outstanding principal amount of the Loans on such day is less than or equal to 50% of the aggregate outstanding principal amount of the Loans as of the Escrow Release Date, 0%.

“Applicable Margin”: for any day, (a) for purposes of ABR Loans, ~~(i) prior to the 2021 Repricing Amendment Effective Date, 3.5% per annum and (ii) on and after the 2021 Repricing Amendment Effective Date, 2.00~~1.5% per annum and (b) for purposes of Term Benchmark Loans, ~~(i) prior to the 2021 Repricing Amendment Effective Date, 4.5% per annum and (ii) on and after the 2021 Repricing Amendment Effective Date, 3.00~~2.5% per annum.

“Approved Fund”: with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of any entity that administers or manages such Lender.

“Arrangers”: (i) with respect to the transactions on the Effective Date, the Joint Lead Arrangers and Joint Bookrunners identified on the cover hereto~~.~~ and (ii) with respect to the transactions on the Amendment No. 3 Effective Date, JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs Bank USA and Wells Fargo Securities, LLC.

“A/R Securitization Assets”: (i) any accounts receivable, notes receivable, rights to future accounts receivable, notes receivable or residuals or other similar rights to payments due or any other rights to payment or related assets in respect of the provision of gas and electric service to consumers or otherwise (whether then existing or arising in the future) of the Borrower or any of its Subsidiaries and the proceeds thereof and (ii) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such receivables or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with receivables or assets in connection with a securitization transaction involving such assets.

“A/R Securitization Subsidiary”: PG&E AR Facility, LLC and any other Subsidiary of the Borrower formed and operating solely for the purpose of entering into A/R Securitization Transactions and engaging in activities ancillary thereto.

“A/R Securitization Transaction”: any financing transaction or series of financing transactions entered into by any Subsidiary of the Borrower pursuant to which such Subsidiary may sell, convey or otherwise transfer to any Person (including, without limitation, an A/R Securitization Subsidiary), or may grant a security interest in any A/R Securitization Assets and that are (other than to the extent of the Standard A/R Securitization Obligations) non-recourse to the Borrower or any of its Subsidiaries (other than an A/R Securitization Subsidiary).

“Assignee”: as defined in Section ~~10.6(b)~~10.6(b) .

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit E.

“Attributable Debt”: in respect of a Sale and Leaseback Transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the Sale and Leaseback Transaction, determined in accordance with GAAP.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to ~~clause (e) of~~ Section ~~2.13~~2.13(e) .

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 ~~(as amended from time to time)~~ and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“Bankruptcy Court”: as defined in the first recital paragraph.

“Benchmark”: initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided, that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR or the Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~clause (b) of~~ Section ~~2.13~~2.13(b).

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR Rate; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body as of the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date”: with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (~~c~~3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section ~~2.13~~2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section ~~2.13~~2.13.

“Beneficial Owner”: as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Lender”: as defined in Section ~~10.7(a)~~10.7(a) .

“BHC Act Affiliate”: an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Business Day”: a day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that, in relation to Term Benchmark Loans or RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such Term Benchmark Loan or RFR Loan, or any other dealings of such Term Benchmark Loan or RFR Loan, any such day that is only ~~an~~a U.S. Government Securities Business Day.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on the balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP, subject to Section ~~1.2(f)~~1.2(f) .

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Change of Control”: the occurrence of one of the following:

~~(i)~~ (i) after the Escrow Release Date, any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as of the Effective Date) shall become the Beneficial Owner of shares representing more than 35% of the voting power of the Capital Stock of the Borrower; or

~~(ii)~~ (ii) at any point during any period of 24 consecutive months, commencing after the Escrow Release Date, individuals who at the beginning of such 24-month period were directors of the Borrower, together with any directors whose election or nomination for election to the board of directors of the Borrower (whether by the board of directors of the Borrower or any shareholder of the Borrower) was approved by a majority of the directors who either were directors of the Borrower at the beginning of such 24-month period or whose election or nomination for election was so approved, cease to constitute a majority of the board of directors of the Borrower (it being understood and agreed that, for the avoidance of doubt, the change of directors of the Borrower contemplated by the Plan of Reorganization shall not constitute a Change of Control); or

~~(iii)~~ (iii) there shall have been (A) a receiver appointed pursuant to an order from the State of California or a revocation of Certificate of Public Convenience and Necessity of the Utility, in each case, in accordance with Order Instituting Investigation on the Commission’s Own Motion to Consider the Ratemaking and Other Implications of a Proposed Plan for Resolution of Voluntary Cases filed by Pacific Gas and Electric Company Pursuant to Chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court, Northern District of California, San Francisco Division, In re Pacific Gas and Electric Corporation and Pacific Gas and Electric Company, Case No. 19-30088 or otherwise or (B) a transfer of the license and/or operating assets constituting more than 10% of the Net Tangible Assets of the Utility to the State of California, to any other Governmental Authority or to a third party at the direction of the State of California, the CPUC or any similar Governmental Authority.

“Change of Law”: the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, statute, treaty, policy, guideline or directive by any Governmental Authority, (b) any change in any law, rule, regulation, statute, treaty, policy, guideline or directive or in the application, interpretation, promulgation, implementation, administration or enforcement thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the term Secured Overnight Financing Rate (SOFR) (or a successor administrator; provided that, in the event there are multiple successor administrators, the successor administrator hereunder shall be selected by the Administrative Agent and the Borrower).

“Co-Documentation Agents”: as defined on the cover hereto.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: (a) prior to the Escrow Release Date, the Escrow Account and all funds therein and (b) thereafter, solely as defined in the Pledge Agreement.

“Collateral Agent”: as defined in the preamble hereto.

“Commitment”: as to each Lender, its obligation to make Loans to the Borrower on the Effective Date pursuant to Section  ~~2.1~~2.1 , in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Schedule 1.1. As of the Effective Date, the aggregate amount of the Commitments for all Lenders is $2,750,000,000.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Communications”: as defined in Section ~~10.2(d)(ii)~~10.2(d)(ii) .

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, ~~2.17~~2.17 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Confirmation Order”: collectively, (i) the Funding Transactions Order and (ii) the Order Confirming Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization Dated June 19, 2020 [Docket No. 8053], dated June 20, 2020, as may be amended or modified (or with any condition therein waived) after the Effective Date solely to the extent satisfying the condition set forth in Section ~~5.2(a)(ii)~~5.2(a)(ii) .

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures”: without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

“Consolidated Cash Flow”: for any period, Adjusted Consolidated Net Income for such period plus, without duplication: (a) Consolidated Fixed Charges; (b) Consolidated Tax Expense; (c) Consolidated Non-cash Charges; (d) any expenses or charges (other than depreciation or amortization expense) of the Borrower and its Subsidiaries related to any equity offering or the incurrence, repayment or amendment of Indebtedness (in each case, regardless of whether consummated); (e) any costs or expenses incurred by the Borrower or its Subsidiaries pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholder agreement, to the extent any such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Capital Stock of the Borrower (other than Disqualified Capital Stock); (f) any net unrealized losses (after any offset) of the Borrower and its Subsidiaries resulting in such period from (i) obligations under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in currency values and (ii) the application of FASB Accounting Standards Codification 815; provided that to the extent any such contract, agreement or arrangement relates to items included in the preparation of the income statement (as opposed to the balance sheet, as reasonably determined by the Borrower), the realized loss on such contract, agreement or arrangement shall be included to the extent the amount of such hedge gain or loss was excluded in a prior period; (g) any net unrealized loss (after any offset) of the Borrower or any of its Subsidiaries resulting in such period from (i) currency translation or exchange losses including those (A) related to currency remeasurements of Indebtedness and (B) resulting from hedge agreements for currency exchange risk and (ii) changes in the fair value of Indebtedness resulting from changes in interest rates; (h) the amount of any minority interest expense (less the amount of any cash dividends that are paid on account of such minority interests during such period to the Borrower or its Subsidiaries); and (i) all extraordinary, unusual or non-recurring expenses, in each case of clauses (a) through (i), to the extent deducted in computing Adjusted Consolidated Net Income for such period, of the Borrower and its Subsidiaries, determined in accordance with GAAP on a consolidated basis.

“Consolidated Current Assets”: for any Person, all amounts that would, in conformity with GAAP, be classified on a consolidated balance sheet of such Person as current assets.

“Consolidated Current Liabilities”: for any Person, (a) all Indebtedness of such Person that by its terms is payable on demand or matures within one year after the applicable date of determination (excluding any revolving loans, swingline loans and letter of credit obligations under the Revolving Credit Agreement, the Utility Revolving Credit Agreement or any other revolving credit facility) and (b) all other amounts that would, in conformity with GAAP, be classified on the balance sheet of such Person as current liabilities.

“Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (a) Consolidated Cash Flow for such period to (b) Consolidated Fixed Charges for such period.

If the Borrower or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made, then the Consolidated Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of proceeds therefrom, as if the same had occurred at the beginning of the applicable period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging obligation applicable to such Indebtedness, but if the remaining term of such interest hedging obligation is less than twelve months, then such interest hedging obligation shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Borrower or any of its Subsidiaries, the interest rate shall be calculated by applying such option rate chosen by the Borrower or any of its Subsidiaries. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or any of its Subsidiaries may designate. The Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. The Consolidated Interest Expense attributable to the interest component of a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

Acquisitions that have been made by the Borrower or any of its Subsidiaries (including through mergers, consolidations or otherwise, and including any related financing transactions) subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made shall be given pro forma effect as if they had occurred on the first day of the applicable period, including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of a responsible financial or accounting officer of the Borrower (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto).

“Consolidated Fixed Charges”: for any period, the sum of, without duplication: (a) Consolidated Interest Expense plus (b) all dividends or distributions, whether paid or accrued during such period and regardless of whether in cash, on any series of preferred stock of the Borrower or any of its Subsidiaries, other than dividends or distributions on Capital Stock payable solely in Capital Stock of the Borrower (other than Disqualified Capital Stock) or dividends or distributions paid to the Borrower or any of its Subsidiaries, in each case, as determined in accordance with GAAP on a consolidated basis.

“Consolidated Interest Expense”: for any period, the sum of, without duplication: (a) the aggregate of the interest expense of the Borrower and its Subsidiaries for such period, on a consolidated basis, whether paid or accrued (including, without limitation, (i) amortization of debt issuance costs and original issue discount and the amortization or write-off of deferred financing costs, including, in each case, fees, charges and related expenses, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) non-cash interest expense, (iv) the interest portion of any deferred payment obligation, (v) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Borrower and its Subsidiaries during such period, (vi) imputed interest with respect to Attributable Debt, and (vii) commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), plus (b)(i) the interest component of the Finance Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Borrower and its Subsidiaries during such period and (ii) all the capitalized interest of the Borrower and its Subsidiaries, in each case, as determined in accordance with GAAP on a consolidated basis.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis, adjusted, to the extent included in calculating such net income (or loss), by excluding, the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Tangible Assets”: of any Person, as of any date of determination, (a) the total amount of the assets of such Person and its consolidated Subsidiaries, less (b) the sum of (i) the current liabilities of such Person and its consolidated Subsidiaries and (ii) the amount of the assets of such Person and its consolidated Subsidiaries classified as intangible assets, in each case, determined on a consolidated basis in accordance with GAAP as of the last day of the most recently ended fiscal quarter prior for which internal financial statements are available immediately preceding such determination date.

“Consolidated Non-cash Charges”: for any period, the aggregate depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), accretion expense and other non-cash charges of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP on a consolidated basis (excluding any non-cash charge that requires an accrual or reserve for cash charges for any future period).

“Consolidated Tax Expense”: for any period, the provision for taxes based on income, profits or capital, including, without limitation, federal, state, franchise, local and foreign taxes (including any levy, impost, deduction, charge, rate, duty, compulsory loan or withholding that is levied or imposed by a governmental agency, and any related interest, penalty, charge, fee or other amount), of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP on a consolidated basis.

“Consolidated Working Capital”: at any date, Consolidated Current Assets on such date minus Consolidated Current Liabilities on such date. Consolidated Working Capital on any date may be a positive or negative number. Consolidated Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Syndication Agents”: as defined on the cover hereto.

“Covered Entity”: any of the following:

~~(i)~~ (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

~~(ii)~~ (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

~~(iii)~~ (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party”: as defined in Section ~~10.19(b)~~10.19(b).

“CPUC”: the California Public Utilities Commission or its successor.

“Credit Facilities”: with respect to the Borrower, one or more debt facilities, including the Revolving Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder.

“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtor Relief Laws”: the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Debtors”: as defined in the first recital paragraph.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Right”: the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: subject to the penultimate paragraph of Section ~~2.20~~2.20, any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within two (2) Business Days of the date required to be funded by it under this Agreement, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (other than a notice of a good faith dispute or related communications) or generally under other agreements in which it commits to extend credit, unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) failed, within two (2) Business Days after written request by the Administrative Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, unless the subject of a good faith dispute (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent or the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement within two (2) Business Days of the date when due, unless the subject of a good faith dispute, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment, or (iii) become the subject of a Bail-In Action; provided that (x) if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, in each case as described in clause (e) above, the Administrative Agent may, in its discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Administrative Agent is satisfied that such Lender will continue to perform its funding obligations hereunder and (y) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of voting stock or any other Capital Stock in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof, or the exercise of control over such Lender or parent company thereof, by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such

Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the penultimate paragraph of Section  ~~2.20~~2.20 ) upon delivery of written notice of such determination to the Borrower and each Lender.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The term “Dispose of” shall have a correlative meaning.

“Disqualified Capital Stock”: that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the date 91 days after the latest Maturity Date.

“Dollars” and “$”: dollars in lawful currency of the United States.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”: the date on which the conditions precedent set forth in Section ~~5.1~~5.1 shall have been satisfied or waived.

“Eligible Assignee”: (a) any commercial bank or other financial institution having a senior unsecured debt rating by Moody’s of A3 or better and by S&P of A- or better, which is domiciled in a country which is a member of the OECD or (b) with respect to any Person referred to in the preceding clause (a), any other Person that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business all of the Capital Stock of which is owned, directly or indirectly, by such Person; provided that in the case of clause (b), the Administrative Agent shall have consented to the designation of such Person as an Eligible Assignee (such consent not to be unreasonably withheld or delayed).

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Event”: (a) any Reportable Event; (b) the failure of the Borrower or any Commonly Controlled Entity to timely make a required contribution with respect to any Plan or any Multiemployer Plan; (c) the imposition of a Lien under Section 430 of the Code or Section 303 of ERISA with respect to any Single Employer Plan; (d) the failure of the Borrower or any Commonly Controlled Entity to meet the minimum funding standard under Section 412 or 430 of the Code with respect to any Plan or the filing of an application for a funding waiver with respect to any Single Employer Plan; (e) the incurrence by the Borrower or any Commonly Controlled Entity of any liability under Title IV of ERISA, including with respect to the termination of any Plan (other than the payment of PBGC premiums in the ordinary course); (f) (i) the termination of, or the filing or receipt of a notice of intent to terminate, a Single Employer Plan under Section 4041 of ERISA, or the treatment of a plan amendment as a termination under Section 4041 of ERISA, or (ii) (A) the appointment of a trustee to administer a Single Employer Plan under Section 4042 of ERISA, or (B) the institution by the PBGC of proceedings to terminate a Single Employer Plan or to have a trustee appointed to administer a Single Employer Plan, or receipt by the Borrower of notice from the PBGC thereof, where such proceedings continue unstayed or in effect for more than 60 days, or such notice is not withdrawn by the PBGC within 60 days following delivery by the PBGC; (g) the incurrence by the Borrower or any Commonly Controlled Entity of any liability with respect to the complete withdrawal or partial withdrawal under Title IV of ERISA from any Multiemployer Plan; (h) the receipt by the Borrower or any Commonly Controlled Entity of any notice from a Multiemployer Plan concerning the imposition of Withdrawal Liability; (i) receipt of notification by the Borrower or any Commonly Controlled Entity from a Multiemployer Plan that such Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA) or in Insolvency; (j) the incurrence by the Borrower or any Commonly Controlled Entity of any liability pursuant to Section 4063 or 4064 of ERISA or a substantial cessation of operations with respect to a Plan within the meaning of Section 4062(e) of ERISA; (k) the posting of a bond or security under Section 436(f) of the Code with respect to any Plan; or (l) the incurrence by the Borrower ~~incurs~~of any material tax liability with respect to any Plan (including Sections 4975, 4980B, 4980D, 4980H and 4980I of the Code, as applicable).

“Erroneous Payment”: as defined in Section 9.16(a).

“Escrow Account”: a segregated account established in the name of the Borrower pursuant to the Escrow Agreement, under the control of the Collateral Agent pursuant to the terms of the Escrow Agreement, that includes only Permitted Investments, the proceeds thereof and interest earned thereon, free from all Liens other than the Lien in favor of the Collateral Agent for its benefit and the benefit of the Lenders.

“Escrow Agent”: The Bank of New York Mellon Trust Company, N.A., as escrow agent under the Escrow Agreement.

“Escrow Agreement”: that certain Escrow Agreement dated as of the Effective Date, among the Borrower, the Administrative Agent, the Collateral Agent and the Escrow Agent.

“Escrow Expiration Date” as defined in Section ~~2.2~~2.2 .

“Escrow Release Date”: the date on which the conditions precedent set forth in Section  ~~5.2~~5.2 shall have been satisfied or waived.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default”: any of the events specified in Section ~~8~~8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any period, the difference (if positive) of:

(a) the sum, without duplication, of:

~~(i)~~ (i) Consolidated Net Income for such period;

~~(ii)~~ (ii) the decrease, if any, in Consolidated Working Capital for such period; and

~~(iii)~~ (iii) the amount of all non-cash charges or losses to the extent deducted in arriving at Consolidated Net Income;

Minus

~~minus~~ (b) the sum, without duplication, of:

~~(i)~~ (i) federal and state income Taxes paid in cash by the Borrower and its Subsidiaries during such period;

~~(ii)~~ (ii) Consolidated Interest Expense for such period to the extent paid in cash;

~~(iii)~~ (iii) the increase, if any, in Consolidated Working Capital for such period;

~~(iv)~~ (iv) the amount of all non-cash gains to the extent included in arriving at Consolidated Net Income;

~~(v)~~ (v) permanent repayments or prepayments of Indebtedness, including any premium, make-whole or penalty payments related thereto, made in cash by the Borrower and its Subsidiaries during such period from Internally Generated Cash Flow;

~~(vi)~~ (vi) to the extent financed with Internally Generated Cash Flow, the amount of Consolidated Capital Expenditures made during such period (or paid in cash following the end of such period and prior to the date the mandatory prepayment is required to be made pursuant to Section ~~2.8(b)(i)~~2.8(b)(i) ; provided that any such expenditure included in this clause (b)(vi) pursuant to this parenthetical shall not be deducted in calculating Excess Cash Flow for the period in which it is made); and

~~(vii)~~ (vii) any fees or expenses paid in cash during such period in connection with any investment, Disposition, incurrence or repayment of Indebtedness, issuance of Capital Stock or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement or the other Loan Documents) and including, in each case, any such transaction consummated prior to the Escrow Release Date and any such transaction undertaken but not completed.

For purposes of calculating “Excess Cash Flow” for any period, the Borrower shall be permitted, in its discretion, to exclude from the calculation any item described above to the extent that individually such item is not greater than $10,000,000.

“Excess Cash Flow Period”: each fiscal year of the Borrower.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Excluded Information”: as defined in Section ~~10.6(k)~~10.6(k) .

“Excluded Taxes”: any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16(a) or ~~(c)~~(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extending Lender”: as defined in Section ~~2.6~~2.6 .

“Extending Loans”: as defined in Section ~~2.6~~2.6.

“Extension: as defined in Section ~~2.6~~2.6.

“Extension Amendment”: as defined in Section ~~2.6~~2.6.

“Extension Offer”: as defined in Section ~~2.6~~2.6.

“FATCA”: Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA”: as defined in Section ~~4.15~~4.15.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“FERC”: the U.S. Federal Energy Regulatory Commission.

“Finance Lease Obligation”: any obligations of the Borrower and its Subsidiaries on a consolidated basis under any finance lease of real or personal property which, in accordance with GAAP, has been recorded as a finance lease obligation.

“First Priority Credit Documents”: the HoldCo Credit Agreements, the Pari Passu Notes Indenture and each of the other agreements, documents and instruments providing for or evidencing any other First Priority Credit Obligations.

“First Priority Credit Obligations”: the Obligations, the obligations of the Borrower under or in respect of the Revolving Credit Agreement (and under the other “Loan Documents” as defined therein), the obligations of the Borrower under or in respect of the Pari Passu Notes Indenture and under each other First Priority Credit Documents, in each case, to the extent secured by a Lien permitted to be incurred or deemed incurred to secure Indebtedness constituting Pari Passu Obligations pursuant to Section  ~~7.1(a)~~7.1(a) .

“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR Rate shall be 0.50% per annum.

“Foreign Lender”: a Lender that is not a U.S. Person.

“FPA”: the Federal Power Act, as amended, and the rules and regulations promulgated thereunder.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2(a) or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Funding Transactions Order”: as defined in the second recital paragraph.

“Future Pari Passu Indebtedness”: any Indebtedness of the Borrower incurred after the Escrow Release Date that is secured by a Lien on the Collateral and ranks equally in right of payment and Lien priority to the Loans as permitted by this Agreement; provided that the trustee, agent or other authorized representative for the holders of such Indebtedness (other than in the case of additional Pari Passu Notes) shall execute a joinder to the Security Documents, unless already a party thereto.

“Future Pari Passu Obligations”: obligations in respect of Future Pari Passu Indebtedness.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except as noted below. In the event that any “Change in Accounting Principles” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then, upon the request of the Borrower or the Required Lenders, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Change in Accounting Principles with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Change in Accounting Principles as if such Change in Accounting Principles had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Change in Accounting Principles had not occurred. “Change in Accounting Principles” refers to (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or any successor thereto, the SEC or, if applicable, the Public Company Accounting Oversight Board and (ii) any change in the application of GAAP concurred by the Borrower’s independent public accountants and disclosed in writing to the Administrative Agent.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners and supra-national bodies such as the European Union or the European Central Bank).

“Guarantee”: as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person. When used as a verb, “Guarantee” has a correlative meaning.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (v) to reimburse or indemnify an issuer of a letter of credit, surety bond or guarantee issued by such issuer in respect of primary obligations of a primary obligor other than the Borrower or any Significant Subsidiary; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantor”: any Subsidiary of the Borrower that Guarantees the Obligations, in each case, until such Guarantee has been released in accordance with the provisions of this Agreement.

“HoldCo Credit Agreements”: this Agreement and the Revolving Credit Agreement.

“HoldCo Credit Agreement Secured Parties” : the Secured Parties and the “Secured Parties” under and as defined in the Revolving Credit Agreement.

“IBA”: as defined in Section ~~1.4~~1.4 .

“Indebtedness”: with respect to any Person at any date, without duplication:

(a) all indebtedness of such Person for borrowed money;

(b) all obligations of such Person for the deferred purchase price of property or services due more than six months after such property is acquired or such services are completed (other than trade payables, including under energy procurement and transportation contracts, incurred in the ordinary course of such Person’s business);

(c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

(d) all Capital Lease Obligations of such Person;

(e) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements (other than reimbursement and other such obligations that are not due and payable on such date and were incurred in the ordinary course of business);

(f) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person;

(g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above; and

(i) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, regardless of whether such Person has assumed or become liable for the payment of such obligation (provided that if such Person is not liable for such obligation, the amount of such Person’s Indebtedness with respect thereto shall be deemed to be the lesser of the stated amount of such obligation and the value of the property subject to such Lien).

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

The amount of Indebtedness at any date will be the outstanding balance at such date of all unconditional obligations as described above and, upon the occurrence of the contingency giving rise to the obligation, the maximum liability of any contingent obligations of the types specified in the preceding clauses (a) through (i) at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(i) accrued expenses and trade accounts payable arising in the ordinary course of business;

(ii) any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or U.S. Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(iii) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, earnouts, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of any business, assets or Capital Stock;

(iv) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within five Business Days of its incurrence;

~~(iv)~~ (v) any Treasury Management Arrangement;

~~(v)~~ (vi) any Non-Recourse Debt;

~~(vi)~~ (vii) any obligations under A/R Securitization Transactions; and

(~~vi~~viii) any obligation arising out of advances on trade receivables, factoring of receivables, customer prepayments and similar transactions in the ordinary course of business.

“Indemnified Liabilities”: as defined in Section ~~10.5~~10.5.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: as defined in Section ~~10.5~~10.5 .

“Insolvency”: with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month), (c) as to any Term Benchmark Loan having an Interest Period of three months or less, the last day of such Interest Period, (d) as to any Term Benchmark Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (e) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Term Benchmark Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Term Benchmark Loan and ending one, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term Benchmark Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 12:00 Noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

~~(i)~~ (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

~~(ii)~~ (ii) the Borrower may not select an Interest Period that would extend beyond the Maturity Date;

~~(iii)~~ (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

~~(iv)~~ (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Term Benchmark Loan during an Interest Period for such Loan.

“Internally Generated Cash Flow”: any cash of the Borrower or its Significant Subsidiaries that is not generated from an incurrence of Indebtedness or an issuance of Capital Stock.

“IRS”: the United States Internal Revenue Service.

“knowledge of the Borrower”: actual knowledge of any Responsible Officer of the Borrower.

“Laws”: collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Lien”: with respect to any property or assets, including Capital Stock, any mortgage, lien, pledge, security interest or other encumbrance; provided, that the term “Lien” does not mean any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, restrictions on the use of property or defects in title.

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, any Guarantee of the Obligations delivered pursuant to Section ~~6.12~~6.12, any intercreditor agreement entered into in connection herewith and any Notes.

“Material Adverse Effect”: (a) a change in the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole that could reasonably be expected to materially and adversely affect the Borrower’s ability to perform its obligations under the Loan Documents or (b) a material adverse effect on (i) the validity or enforceability of this Agreement or any of the other Loan Documents or (ii) the rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders, taken as a whole, under this Agreement or any other Loan Document.

“Material Credit Facility”: any Credit Facility pursuant to which the Borrower could be liable for Obligations to any Person in respect of Indebtedness having an aggregate principal amount in excess of $10,000,000 (regardless of whether such Indebtedness has been incurred).

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date”: ~~the date that is five years after the Effective Date~~ June 23, 2027 (or to the extent applicable to any Extending Lender, such later date as may be determined pursuant to Section  ~~2.6~~2.6 ).

“Moody’s”: Moody’s Investors Service, Inc.

“Multiemployer Plan”: a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds”:

(a) with respect to any Disposition by the Borrower or any Guarantor (other than the Utility), (x) the aggregate cash proceeds received by the Borrower or such Guarantor in respect of such Disposition (including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form and excluding any interest payments), net of (y) (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) the amount of all payments required to be made as a result of such event to repay Indebtedness (other than the Loans and other Indebtedness secured on a pari passu or junior lien basis with the Liens securing the Obligations under this Agreement) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid or reasonably estimated by the Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such Disposition) and (iv) the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Responsible Officer); provided, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $25,000,000; and

(b) with respect to the incurrence of Indebtedness, the aggregate cash proceeds received by the Borrower or any Significant Subsidiary in respect of such incurrence, net of the direct costs of such incurrence (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions).

“Net Tangible Assets”: the total amount of Utility’s assets determined on a consolidated basis in accordance with GAAP as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered under Section  ~~6.1~~6.1 , less (a) the sum of Utility’s consolidated current liabilities determined in accordance with GAAP, and (b) the amount of Utility’s consolidated assets classified as intangible assets, determined in accordance with GAAP.

“Non-Recourse Debt”: Indebtedness of the Borrower or any of its Significant Subsidiaries that is incurred in connection with the acquisition, construction, sale, transfer or other Disposition of specific assets, to the extent recourse, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited (a) to such assets, or (b) if such assets are (or are to be) held by a Subsidiary formed solely for such purpose, to such Subsidiary or the Capital Stock of such Subsidiary.

“Notes”: as defined in Section ~~2.14(f)~~2.14(f) .

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if ~~none~~neither of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website”: the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OECD”: the countries constituting the “Contracting Parties” to the Convention on the Organisation For Economic Co-operation and Development, as such term is defined in Article 4 of such Convention.

“Officer”: with respect to any Person, the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Operating Officer, the President, the Treasurer, the Secretary or any Vice President, in each case, of such Person.

“Officer’s Certificate”: a certificate signed on behalf of the Borrower by an Officer of the Borrower that meets the requirements set forth in this Agreement.

“Opinion of Counsel”: an opinion from Hunton Andrews Kurth LLP or such other legal counsel who is reasonably acceptable to the Administrative Agent that meets the requirements of this Agreement.

“Other Applicable First Lien Indebtedness”: as defined in Section ~~2.8(c)~~2.8(c).

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section ~~2.19~~2.19).

“Overnight Bank Funding Rate”: for any day, the rate comprised of overnight federal funds borrowings by U.S.-managed banking offices of depository institutions, as such rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Pari Passu Notes”: (i) the senior secured notes due July, 2028 and (ii) the senior secured notes due July, 2030, in each case, issued on or prior to the Escrow Release Date under the Pari Passu Notes Indenture.

“Pari Passu Notes Indenture”: the Indenture dated as of June 23, 2020 between the Borrower, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Pari Passu Obligations”: ( a) all Obligations, (b) all other First Priority Credit Obligations, and (c) all Future Pari Passu Obligations.

“Participant”: as defined in Section 10.6(c).

“Participant Register”: as defined in Section 10.6(c)(iii).

“Patriot Act”: as defined in Section 10.16.

“Payment Recipient”: as defined in Section 9.16(a).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Percentage”: as to any Lender at any time, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of all Loans then outstanding.

“Permitted Investments”: (a) cash and (b) U.S. Government Securities maturing no later than the Escrow Expiration Date.

“Permitted Liens”: as defined in Section ~~7.1(b)~~7.1(b).

“Permitted Loan Purchase”: as defined in Section ~~10.6(i)~~10.6(i).

“Permitted Refinancing Debt”: any Indebtedness of the Borrower that renews, extends, substitutes, refinances or replaces (each, for purposes of this definition, a “refinancing”) of any Indebtedness of the Borrower, including any successive refinancings, so long as:

(a) such new Indebtedness is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing;

(b) the Weighted Average Life to Maturity of such new Indebtedness is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced;

(c) the stated maturity of such new Indebtedness is no earlier than the stated maturity of the Indebtedness being refinanced;

(d) if the Indebtedness being refinanced is contractually subordinated in right of payment to the Obligations, such new Indebtedness is contractually subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced at the time of the refinancing; and

(e) if the Indebtedness being refinanced is secured by a Lien on any collateral, such new Indebtedness may be unsecured or secured by a Lien on the same collateral that ranks pari passu or junior to the Lien securing the Indebtedness being refinanced.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Reorganization”: the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization confirmed by the Bankruptcy Court pursuant to the Confirmation Order (provided that such plan shall be in the form filed by the Borrower and the Utility with the United States Bankruptcy Court for the Northern District of California on March 16, 2020 [Docket No. 6320], as amended on May 22, 2020 [Docket No. 7521], and as further amended on June 14, 2020 [Docket No. 7937], except for any changes thereto that are not materially adverse to the Lenders).

“Platform”: as defined in Section ~~10.2(d)~~10.2(d).

“Pledge Agreement”: as defined in Section ~~5.2(b)~~5.2(b).

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or in any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Priority Waterfall”: the provisions of Section 3.02(a) of the Pledge Agreement.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC”: the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support”: as defined in Section ~~10.19(a)~~10.19(a) .

“Qualified Securitization Bond Issuer”: a Subsidiary of the Utility formed and operating solely for the purpose of (a) purchasing and owning property created under a “financing order” (as such term is defined in the California Public Utilities Code) or similar order issued by the CPUC, (b) issuing such securities pursuant to such order, (c) pledging its interests in such property to secure such securities and (d) engaging in activities ancillary to those described in clauses (a), (b) and (c).

“Recipient”: the Administrative Agent or any Lender.

“Reference Time”: with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is the Daily Simple SOFR Rate, then four U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is neither the Term SOFR Rate nor the Daily Simple SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register”: as defined in Section ~~10.6(b)~~10.6(b) .

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Regulated Utility”: any public utility company that is regulated by a state utility commission or the FERC that is a Subsidiary of the Borrower, including the Utility.

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body”: the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate”: (i) with respect to any Term Benchmark Loan, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Loan, the Adjusted Daily Simple SOFR Rate, as applicable.

“Removal Effective Date”: as defined in Section ~~9.9(b)~~9.9(b) .

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of the aggregate Loans then outstanding. The Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law”: as to any Person, the Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date”: as defined in Section ~~9.9(a)~~9.9(a).

“Resolution Authority”: with respect to any EEA Financial Institution, an EEA Resolution Authority and, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of the Borrower.

“Revolving Credit Agreement”: the revolving credit agreement ~~to be entered into~~dated as of July 1, 2020 by and among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto ~~pursuant to that certain RCF Commitment Letter dated as of May 26, 2020 among the Borrower and the commitment parties party thereto~~, as the same may be amended, restated, supplemented or modified from time to time.

“Revolving Credit Agreement Obligations”: obligations of the Borrower under the Revolving Credit Agreement and the other Loan Documents (as defined in the Revolving Credit Agreement).

“Revolving Credit Facilities”: any Credit Facility that provides for revolving credit loans or letters of credit, including without limitation the Credit Facility governed by the Revolving Credit Agreement.

“RFR Loan”: a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR Rate.

“S&P”: Standard & Poor’s Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sale and Leaseback Transaction”: any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Borrower or any of its Subsidiaries of any property, whether owned by the Borrower or any of its Subsidiaries at the Effective Date or later acquired, which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Sanctions”: as defined in Section ~~4.15~~4.15.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: the Administrative Agent, the Collateral Agent, the Lenders and each sub-agent appointed pursuant to Section ~~9.2~~9.2.

“Securities Act”: the Securities Act of 1933, as amended.

“Security Documents”: the Escrow Agreement (solely until the Escrow Release Date), the Pledge Agreement and any other agreement or document executed and delivered by the Borrower that grants or purports to grant a Lien on any assets of the Borrower in favor of the Collateral Agent to secure the Obligations.

“Significant Subsidiary”: as defined in Article 1, Rule 1-02(w) of Regulation S-X of the Exchange Act as of the Effective Date, provided that notwithstanding the foregoing, (x) the Utility and any Guarantor shall at all times constitute a Significant Subsidiary and (y) no special purpose finance subsidiary, no A/R Securitization Subsidiary and no Qualified Securitization Bond Issuer (nor any Subsidiaries of any Qualified Securitization Bond Issuer or of any A/R Securitization Subsidiary) shall constitute a Significant Subsidiary. Unless otherwise qualified, all references to a “Significant Subsidiary” or to “Significant Subsidiaries” in this Agreement shall refer to a “Significant Subsidiary” or “Significant Subsidiaries” of the Borrower.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date”: has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day”: has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent”: with respect to the Borrower and its Subsidiaries, on a consolidated basis, that as of the date of determination, (i) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, at a fair valuation on a going concern basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated and going concern basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (iii) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business, and (iv) the Borrower and its Subsidiaries are not engaged in businesses, and are not about to engage in businesses for which they have unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing as of the Effective Date, would reasonably be expected to become an actual and matured liability.

“Specified Exchange Act Filings”: the Borrower’s Form 10-K annual report for the year ended December 31, ~~2019~~2022 and each and all of the Form 10-Qs and Form 8-Ks (and to the extent applicable proxy statements) filed by the Borrower or the Utility with the SEC after December 31, ~~2019~~2022 and prior to the date that is one Business Day before the ~~date of this Agreement~~Amendment No. 3 Effective Date.

“Specified Event of Default”: an Event of Default under Section  ~~8(a)~~8(a) , Section ~~8(e)~~8(e) or Section ~~8(f)~~8(f).

“Specified Material Adverse Effect”: any occurrence, fact, change, event, effect, violation, penalty, inaccuracy or circumstance (whether or not constituting a breach of a representation, warranty or covenant set forth in the Plan of Reorganization) that, individually or in the aggregate with any such other results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies, or circumstances, (i) would have or would reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, capitalization, financial performance, financial condition or results of operations, in each case, of the Utility and the Borrower, taken as a whole, or (ii) would reasonably be expected to prevent or materially delay the ability of the Utility and the Borrower to consummate the transactions contemplated by this Agreement or the Plan of Reorganization or perform their obligations hereunder or thereunder; provided, however, that none of the following results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies or circumstances shall constitute or be taken into account in determining whether a Specified Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur: (A) the filing of the Chapter 11 cases with respect to the Debtors, (B) results, occurrences, facts, changes, events, violations, inaccuracies or circumstances affecting (1) the electric or gas utility businesses in the United States generally or (2) the economy, credit, financial, capital or commodity markets, in the United States or elsewhere in the world, including changes in interest rates, monetary policy or inflation, (C) changes or prospective changes in law (other than any law or regulation of California or the United States that is applicable to any electrical utility) or in GAAP or accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (D) any decline in the market price, or change in trading volume, of any securities of the Debtors, (E) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, credit ratings, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, (F) any wildfire occurring after the Petition Date (as defined in the Plan of Reorganization) and prior to January 1, 2020, and (G) one or more wildfires, occurring on or after January 1, 2020, that destroys or damages fewer than 500 dwellings or commercial structures in the aggregate (it being understood that (I) the exceptions in clauses (D) and (E) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein is a Specified Material Adverse Effect, and (II) a Specified Material Adverse Effect shall include the occurrence of one or more wildfires on or after January 1, 2020 destroying or damaging at least 500 dwellings or commercial structures within the Borrower’s service area at a time when the portion of the Borrower’s system at the location of such wildfire was not successfully de-energized).

“Standard A/R Securitization Obligations”: representations, warranties, covenants, indemnities, repurchase obligations, servicing obligations, guarantees, intercompany notes and obligations relating to contributions of A/R Securitization Assets to an A/R Securitization Subsidiary and other obligations entered into by any Subsidiary of the Borrower which are reasonably customary in A/R Securitization Transactions.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Superior Revolving Credit Agreement Obligations”: the Revolving Credit Agreement Obligations (other than obligations to pay fees, expenses and indemnities owing to the Collateral Agent) that would be satisfied prior to and in priority over any First Priority Credit Obligations, out of the proceeds of any collection, sale or realization of Collateral as a result of an enforcement of remedies under any of the Security Documents or any other express written agreement of the Borrower and the Collateral Agent.

“Supported QFC”: as defined in Section ~~10.19~~10.19 .

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that (x) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement” and (y) no stock purchase contract issued by the Borrower shall be a “Swap Agreement”.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”: when used in reference to any Loan, refers to whether such Loan bears interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Tranche”: the collective reference to Term Benchmark Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall have originally been made on the same day).

“Term SOFR Determination Day”: has the meaning ~~assigned to it under~~specified in the definition of Term SOFR Rate.

“Term SOFR Rate”: with respect to any Term Benchmark Loan and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period (such day, the “Term SOFR Determination Day”), as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate”: for any day and time, with respect to any Term Benchmark Loan denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by ~~5:00 pm~~5:00 p.m. (New York City time) on the Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“tranche: as defined in Section ~~2.6~~2.6.

“Transferee”: any Assignee or Participant.

“Treasury Management Arrangement”: any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Type”: as to any Loan, its nature as an ABR Loan or a Term Benchmark Loan (or if any Term Benchmark Loan has been replaced thereby, an RFR Loan).

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority)) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 0.50% per annum, the Unadjusted Benchmark Replacement will be deemed to be 0.50% per annum for the purposes of this Agreement.

“United States” or “U.S.”: the United States of America.

“U.S. Government Securities”:

(a) any security which is (i) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in the case of clause (i) or (ii), is not callable or redeemable at the option of the issuer of the obligation; and

(b) any depositary receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any security specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt or with respect to any specific payment of principal of or interest on any such security held by any such bank, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of interest on or principal of the U.S. Government Securities evidenced by such depositary receipt.

“U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”: as defined in Section ~~10.19~~10.19 .

“U.S. Tax Compliance Certificate”: as defined in Section ~~2.16(e)(ii)(B)(III)~~2.16(e)(ii)(B)(III) .

“Utility”: as defined in the first recital paragraph.

“Utility Credit Agreements”: the Utility Revolving Credit Agreement and the Utility Term Credit Agreement.

“Utility First Mortgage Bonds”: the one or more series of fixed or floating rate first mortgage bonds to be issued by the Utility, on or prior to the effective date of the Plan of Reorganization, pursuant to and in accordance with the Plan of Reorganization.

“Utility Revolving Credit Agreement”: the revolving credit agreement ~~to be entered into~~dated as of July 1, 2020, by and among the Utility, JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-administrative agents, Citibank, N.A., as designated agent, and the lenders ~~party thereto pursuant to that certain RCF Commitment Letter dated as of May 26, 2020 among the Utility and the commitment parties~~ party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Utility Term Credit Agreement”: the term loan credit agreement to be entered into among the Utility, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto pursuant to that certain Term Loan Facility Commitment Letter dated as of May 26, 2020 among the Utility and the commitment parties party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the applicable Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to any UK Resolution Authority, any powers of such UK Resolution Authority under the applicable Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2. ~~1.2~~ Other Definitional Provisions and Interpretative Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and, except as otherwise provided therein, in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, ~~(i)~~(i) accounting terms relating to the Borrower and its Significant Subsidiaries defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, ~~(ii)~~(ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, ~~(iii)~~(iii) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), ~~(iv)~~(iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, ~~and (v)~~(v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time~~.~~ and (vi) references to any statute, law or regulation may be made by using either the common or public name thereof or a specific cite reference and are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) The Borrower shall not be required to perform, nor shall it be required to guarantee the performance of, any of the affirmative covenants set forth in ~~SECTION 6~~Section 6 that apply to any of its Significant Subsidiaries nor shall any of the Borrower’s Significant Subsidiaries be required to perform, nor shall any of such Significant Subsidiaries be required to guarantee the performance of, any of the Borrower’s affirmative covenants set forth in ~~SECTION  6~~Section 6 or any of the affirmative covenants set forth in ~~SECTION 6~~Section 6 that apply to any other Significant Subsidiary; provided, that nothing in this Section 1.2(e) shall prevent the occurrence of a Default or an Event of Default arising out of the Borrower’s failure to cause any Significant Subsidiary to comply with the provisions of this Agreement applicable to such Significant Subsidiary.

(f) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.

1.3. ~~1.3~~ Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

1.4. ~~1.4~~ Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section  ~~2.13(b)~~2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other ~~person or entity~~Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2. ~~SECTION 2.~~ AMOUNT AND TERMS OF THE TERM LOANS

2.1. ~~2.1~~ Loans. Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make a term loan (collectively, the “Loans”) to the Borrower in Dollars on the Effective Date in an amount equal to such Lender’s Commitment, the proceeds of which (net of upfront fees or original issue discount, together with interest on the Loans for the period from the Effective Date to the third Business Day after the Escrow Expiration Date, a prepayment premium equal to 1% of the face amount of the Loans and other amounts as set forth in the Escrow Agreement) shall be funded directly into the Escrow Account in accordance with the Escrow Agreement and Section  ~~2.2~~2.2 . The Loans may be ABR Loans or Term Benchmark Loans, as further provided herein. The Loans borrowed under this Section ~~2.1~~2.1 and paid or prepaid may not be reborrowed.

2.2. ~~2.2~~ Procedures for Borrowing. The Borrower may borrow the Loans on the Effective Date (so long as the Effective Date is a Business Day), provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent ~~(a)~~(a) prior to 12:00 Noon, New York City time, three Business Days prior to the Effective Date, in the case of Term Benchmark Loans, or ~~(b)~~(b) prior to 1:00 P.M., New York City time, one Business Day prior to the Effective Date, in the case of ABR Loans) specifying ~~(i)~~(i) the amount and Type of Loans to be borrowed on the Effective Date and ~~(ii)~~(ii) in the case of Term Benchmark Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 10:00 A.M., New York City time, on the Effective Date in funds immediately available to the Administrative Agent. The proceeds of such borrowing made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent will be (i) deposited by the Administrative Agent into the Escrow Account on the Effective Date in accordance with the Escrow Agreement and then (ii) either (A) on the Escrow Release Date, made available to the Borrower in accordance with the Escrow Agreement (subject to the payment of fees, expenses and any other amounts then payable by the Borrower to any of the Administrative Agent, the Arrangers and the Lenders) or (B) if the Escrow Release Date does not occur on or prior to September 9, 2020 (the “Escrow Expiration Date”), applied as set forth in Section  ~~2.4~~2.4 .

2.3. ~~2.3~~ [Reserved].

2.4. ~~2.4~~ Escrow. The Escrow Account and all amounts deposited therein will be pledged to the Collateral Agent to secure the Obligations. Pending the satisfaction or waiver of the conditions set forth in Section  ~~5.2~~5.2 and the release from the Escrow Account, all amounts deposited in the Escrow Account may be invested in Permitted Investments. If the conditions set forth in Section ~~5.2~~5.2 are not satisfied or waived on or prior to the Escrow Expiration Date (or, if prior to such date, the Borrower provides written notice to the Escrow Agent and the Administrative Agent that it has determined in its sole discretion that any of the conditions set forth in Section ~~5.2~~5.2 cannot be satisfied by the Escrow Expiration Date), on the third Business Day after the Escrow Expiration Date (or such earlier date), the funds in the Escrow Account shall be released and applied to (a) prepay in full the Loans (it being understood that solely for purposes of this Section  ~~2.4~~2.4 , such prepayment in an amount equal to the principal amount of the Loans actually funded in cash on the Effective Date shall constitute a prepayment in full of the Loans), together with all accrued and unpaid interest thereon and a prepayment premium equal to 1% of the face amount of the Loans, (b) pay fees, expenses and any other amount then due and payable to the Arrangers pursuant to the terms of any agreement between the Borrower and the Arrangers and (c) after giving effect to clauses (a) and (b), returned to the Borrower.

2.5. ~~2.5~~ Fees, Etc.

(a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender (other than a Defaulting Lender to the extent provided in Section 2.20), any fees payable in the amounts and at the times separately agreed upon between the Borrower and the Lenders.

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any written, duly executed fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.6. ~~2.6~~ Termination of Commitments; Extension of Maturity Date.

(a) The Commitments shall automatically terminate in full on the Effective Date after the proceeds of the Loans have been funded in accordance with Section ~~2.1~~2.1 .

(b) After the Escrow Release Date, pursuant to one or more offers (each, an ~~“~~“Extension Offer~~”~~” ) made from time to time by the Borrower to all Lenders of Loans with a like Maturity Date, the Borrower may extend the Maturity Date of the Extended Loans and otherwise modify the terms of the Extended Loans pursuant to the terms set forth in the relevant Extension Offer (each, an ~~“~~“Extension,~~”~~” and each group of Loans so extended, as well as the original Loans not so extended, being a ~~“~~“tranche~~”~~”). Each Extension Offer will specify the minimum amount of Loans with respect to which an Extension Offer may be accepted, which will be an integral multiple of $10,000,000 and an aggregate principal amount that is not less than $50,000,000 (or (a) if less, the aggregate principal amount of the Loans or (b) such lesser minimum amount as is approved by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed), and will be made on a pro rata basis to all Lenders of Loans with a like Maturity Date. If the aggregate outstanding principal amount of Loans (calculated on the face amount thereof) in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans offered to be extended pursuant to an Extension Offer, then the Loans of such Lenders will be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. Each Lender accepting an Extension Offer is referred to herein as an ~~“~~“Extending Lender~~”~~” and the Loans held by such Lender accepting an Extension Offer is referred to herein as ~~“~~“ Extended Loans~~”~~”.

(c) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an ~~“~~“ Extension Amendment~~”~~”) with the Borrower as may be necessary in order to establish new tranches in respect of Loans extended pursuant to an Extension Offer and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches. This Section  ~~2.6~~2.6 supersedes any provisions in Section ~~10.1~~10.1 to the contrary. Except as otherwise set forth in an Extension Offer, there will be no conditions to the effectiveness of an Extension Amendment. Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(d) The terms of any Extended Loans will be set forth in an Extension Offer and as agreed between the Borrower and the Extending Lenders accepting such Extension Offer; provided that:

(i) the final maturity date of such Extended Loans will be no earlier than the Maturity Date of the Loans subject to such Extension Offer;

(ii) the Weighted Average Life to Maturity of such Extended Loans will be no shorter than the remaining Weighted Average Life to Maturity of the Loans subject to such Extension Offer;

(iii) such Extended Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of the Loans not extended under such Extension Offer;

(iv) such Extended Loans are not secured by any assets or property that does not constitute Collateral;

(v) such Extended Loans are not guaranteed by any Subsidiary of the Borrower other than a Guarantor; and

(vi) except as to pricing terms (interest rate, fees, funding discounts and prepayment premiums) and maturity, the terms and conditions of such Extended Loans are substantially identical to (including as to ranking and priority) those applicable to the Loans subject to such Extension Offer.

(e) Any Extended Loans will constitute a separate tranche of Loans from the Loans held by Lenders that did not accept the applicable Extension Offer.

(f) No consent of any Lender or any other Person will be required to effectuate any Extension, other than the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or condition), the Borrower and the applicable Extending Lender. The transactions contemplated by this Section ~~2.6~~2.6 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement (including Section ~~2.14~~2.14) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section ~~2.6~~2.6 will not apply to any of the transactions effected pursuant to this Section ~~2.6~~2.6 .

2.7. ~~2.7~~ Amortization; Repayment.

(a) The Borrower hereby unconditionally promises to repay to the Administrative Agent for the account of each Lender, on the last day of the first full fiscal quarter ending after the Escrow Release Date and on the last Business Day of each March, June, September and December thereafter prior to the Maturity Date, the Loans in an amount equal to $6,875,000, which amount may be reduced as a result of the application of prepayments of the Loans in accordance with Section ~~2.8(f)~~2.8(f). To the extent not previously repaid, all unpaid Loans shall be paid in full in Dollars by the Borrower on the Maturity Date.

(b) If the conditions set forth in Section ~~5.2~~5.2 are not satisfied or waived on or prior to the Escrow Expiration Date (or, if prior to such date, the Borrower provides written notice to the Escrow Agent and the Administrative Agent that it has determined in its sole discretion that any of the conditions set forth in Section ~~5.2~~5.2 cannot be satisfied by the Escrow Expiration Date), then on the third Business Day after the Escrow Expiration Date (or such earlier date), the Borrower shall repay to the Administrative Agent all unpaid Loans, interest, fees, expenses and other amounts then due and payable.

2.8. ~~2.8~~ Prepayments.

(a) Optional. ~~(i)~~ (i) Prior to the Escrow Release Date, if the Borrower provides written notice to the Escrow Agent and the Administrative Agent that it has determined in its sole discretion that any of the conditions set forth in Section  ~~5.2~~5.2 cannot be satisfied by the Escrow Expiration Date, the Borrower may prepay the Loans in whole in accordance with the last sentence of Section ~~2.4~~2.4. On and after the Escrow Release Date, the Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (but subject to Section ~~2.8(a)(ii)~~2.8(a)(ii) ), upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Term Benchmark Loans, and no later than 2:00 p.m., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Term Benchmark Loans or ABR Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Notwithstanding the foregoing, any notice of prepayment delivered in connection with any refinancing of all of the Loans with the proceeds of such refinancing or of any other incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower, subject to compliance with the obligations under Section ~~2.17~~2.17 in connection with any such revocation, in the event such contingency is not met. Each prepayment of Loans under this clause (a) shall be accompanied by accrued interest and fees on the amount prepaid to the date fixed for prepayment, plus, in the case of any Term Benchmark Loans that are prepaid on any day other than the last day of the Interest Period applicable to it, the Borrower shall pay any amounts due to the Lenders as a result thereof pursuant to Section ~~2.17~~2.17 .

(ii) In the event that, on or prior to the date that is 6 months after the ~~2021 Repricing~~ Amendment No. 3 Effective Date, (x) the Borrower prepays, refinances, substitutes or replaces any Loans pursuant to this Section ~~2.8(a)~~2.8(a) or Section ~~2.8(b)(iii)~~2.8(b)(iii) with the proceeds of any new or replacement tranche of term loans issued or Guaranteed by the Borrower or a Guarantor (other than the Utility), which term loans have an All-In Yield that is less than the All-In Yield of such Loans, (y) the Borrower effects any amendment, amendment and restatement or other modification of this Agreement which reduces the All-In Yield of the Loans or (z) a Lender must assign its Loans pursuant to Section ~~10.1~~10.1 as a result of its failure to consent to an amendment, amendment and restatement or other modification of this Agreement the primary purpose of which is to reduce the All-In Yield of the Loans (other than, in the case of each of clauses (x), (y) and (z), in connection with a Change of Control or a transformative acquisition referred to in the last sentence of this paragraph), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (A) in the case of clauses (x) and (z), a prepayment premium of 1.00% of the aggregate principal amount of the Loans so prepaid or assigned, applicable, and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Loans for which the All-In Yield has been reduced pursuant to such amendment. Such amounts shall be due and payable on the date of such prepayment or the effective date of such amendment, as the case may be. For purposes of this Section  ~~2.8(a)(ii)~~2.8(a)(ii) , a “transformative acquisition” is any acquisition (together with any related transaction, including incurrence of indebtedness to finance such acquisition) or investment by the Borrower or any Significant Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or investment or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or investment would not, thereafter, result in adequate flexibility under the Loan Documents for the continuation and/or expansion of the operations of the Borrower and its Subsidiaries following such consummation, as determined by the Borrower acting in good faith.

(b) Mandatory.

(i) Excess Cash Flow. Subject to Section  ~~2.8(d)~~2.8(d) , after the Escrow Release Date, within fifteen Business Days after financial statements have been or are required to be delivered pursuant to Section ~~5.1(a)~~5.1(a) for the relevant Excess Cash Flow Period (commencing with the Excess Cash Flow Period ending on December 31, 2021), the Borrower shall prepay an aggregate principal amount of Loans equal to (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the Excess Cash Flow Period covered by such financial statements (provided that if at the time of such prepayment, the Borrower is subject to any other Credit Facility that requires any mandatory prepayment of the Indebtedness thereunder in a principal amount determined by a percentage of, or another basis relating to, Excess Cash Flow, and if applying such percentage or other basis to Excess Cash Flow for such Excess Cash Flow Period would yield a larger amount of prepayment hereunder than the Applicable ECF Percentage of such Excess Cash Flow, the amount in this clause (A) shall be deemed to be such larger amount for purposes of such prepayment) minus (B) the sum of all voluntary prepayments of the Loans during such fiscal year pursuant to Section ~~2.8(a)(i)~~2.8(a)(i), to the extent such prepayments are funded with Internally Generated Cash Flow.

(ii) Proceeds of Dispositions. Subject to Section ~~2.8(d)~~2.8(d) , if the Borrower or any Guarantor (other than the Utility) receives Net Proceeds of any Disposition by the Borrower or such Guarantor that is subject to and made under Section ~~7.3~~7.3, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five Business Days after the receipt of such Net Proceeds; provided, that with respect to any Net Proceeds received with respect to any such Disposition, at the option of the Borrower and so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may reinvest all or any portion of such Net Proceeds in acquisitions of, or investments in, assets useful for its business within (x) 12 months following receipt of such Net Proceeds or (y) if Borrower enters into a legally binding commitment to reinvest such Net Proceeds within 12 months following receipt thereof, within 180 days after entry into such commitment; provided, further, that if any Net Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, or have not been reinvested within the time period set forth above, an amount equal to any such Net Proceeds shall be applied as set forth in the first sentence of this Section ~~2.8(b)(ii)~~2.8(b)(ii) without giving effect to the immediately preceding proviso within five Business Days after the Borrower reasonably determines that such Net Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Loans as set forth in this Section ~~2.8~~2.8; and

(iii) Proceeds of Indebtedness. Subject to Section ~~2.8(d)~~2.8(d) , if the Borrower or any Significant Subsidiary incurs or issues any Indebtedness prohibited pursuant to Section  ~~7.1~~7.1 , the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five Business Days after the receipt of such Net Proceeds.

(c) Other Applicable First Lien Indebtedness. In the case of any prepayment pursuant to Section  ~~2.8(b)(ii)~~2.8(b)(ii) , if at the time that such prepayment would be required, the Borrower is required to prepay or offer to prepay or repurchase any Indebtedness outstanding at such time that is secured by a Lien on the Collateral ranking pari passu with the Lien securing the Loans pursuant to the terms of the documentation governing such Indebtedness (such Indebtedness, the “Other Applicable First Lien Indebtedness”), then the Borrower, at its election, may apply a portion of the amount otherwise subject to such prepayment under Section ~~2.8(b)~~2.8(b) on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Other Applicable First Lien Indebtedness at such time) to the prepayment of such Other Applicable First Lien Indebtedness; provided that (x) the portion so allocated to the Other Applicable First Lien Indebtedness shall not exceed the amount required to be so applied pursuant to the terms thereof, and any remaining amount shall be applied to prepay the Loans in accordance with the terms hereof and (y) to the extent the holders thereof decline to have such Other Applicable First Lien Indebtedness prepaid or repurchased, any amount not so applied to prepay or repurchase such Other Applicable First Lien Indebtedness shall be applied to repay the Loans in accordance with the terms hereof.

(d) Limitations on Net Proceeds. Notwithstanding any other provision of this Section ~~2.8~~2.8, to the extent that all or any part of the Net Proceeds giving rise to any prepayment event pursuant to Section  ~~2.8(b)~~2.8(b) , if distributed by a Subsidiary to its parent, including to the Borrower, (i) would result in material adverse tax consequences to the Borrower or any of its Subsidiaries, (ii) would violate, require any consent from a Governmental Authority under or otherwise be prohibited, restricted or delayed by applicable law, rule or regulation from being distributed to the Borrower, or (iii) would cause the Utility to be in violation of its authorized capital structure, in each case as reasonably determined by the Borrower in good faith, the portion of such Net Proceeds so affected will not be required to be applied to repay the Loans; provided that in the case of clause (ii), the Borrower shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts consistent with applicable legal requirements to promptly seek such consent and take such other actions as required by the applicable law, rule or regulation to permit such distribution.

(e) Certified Amount. The Borrower shall deliver to the Administrative Agent, not later than 1:00 p.m. at least one Business Day (or three Business Days if any Term Benchmark Loan will be so prepaid) prior to each prepayment required under Section  ~~2.8(b)~~2.8(b) , a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and the date of the prepayment.

(f) Application to Amortization Installments. Any prepayment pursuant to Section ~~2.8(a)~~2.8(a) will be applied to the remaining scheduled amortization payments of the Loans in Section ~~2.7(a)~~2.7(a) as directed by the Borrower (or in the absence of such direction, in direct order of maturity, to the amortization payments of the Loans) and, if made at a time when Loans of more than one tranche remain outstanding, will be allocated between each tranche of Loans as directed by the Borrower (or in the absence of such direction, pro rata based on the aggregate principal amount of outstanding Loans of each such tranche. Any prepayment pursuant to Section  ~~2.8(b)~~2.8(b) will be applied ratably to the remaining scheduled amortization payments of the Loans in Section  ~~2.7(a)~~2.7(a) , and if made at a time when Loans of more than one tranche remain outstanding, will be allocated between each tranche of Loans pro rata based on the aggregate principal amount of outstanding Loans of each such tranche (except as otherwise provided in the applicable Extension Amendment, in each case with respect to the applicable tranche of Loans).

2.9. ~~2.9~~ Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Term Benchmark Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Term Benchmark Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Term Benchmark Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Term Benchmark Loan when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

(b) Any Term Benchmark Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the defined term “Interest Period”, of the length of the next Interest Period to be applicable to such Loans, provided that no Term Benchmark Loan may be continued as such when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such continuations; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph, subject to the preceding proviso, such Loans shall be automatically continued as Term Benchmark Loans with an Interest Period of one month on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

2.10. ~~2.10~~ Limitations on Term Benchmark Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Term Benchmark Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Term Benchmark Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than ten Term Benchmark Tranches shall be outstanding at any one time.

2.11. ~~2.11~~ Interest Rates and Payment Dates.

(a) Each Term Benchmark Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Term SOFR Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)(i) If all or a portion of the principal amount of the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a default rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section  ~~2.11~~2.11 plus 2% and (ii) if any interest payable on the Loans or any other fee payable in connection herewith (excluding any expenses or other indemnity) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a default rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section  ~~2.11(c)~~2.11(c) shall be payable from time to time on demand.

2.12. ~~2.12~~ Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans, the rate of interest on which is calculated on the basis of ABR, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of the Adjusted Term SOFR Rate. Any change in the interest rate on a Loan resulting from a change in the ABR (or, for purposes of any determination of the ABR pursuant to clause (c) thereof, the Adjusted Term SOFR Rate) shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall constitute prima facie evidence of such amounts. The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section ~~2.11(a)~~2.11(a).

2.13. ~~2.13~~ Inability to Determine Interest Rate.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section ~~2.13~~2.13, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Loan, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR Rate; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Loan, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) for such Interest Period or (B) at any time, the Adjusted Daily Simple SOFR Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan);

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any notice from the Borrower to the Administrative Agent that requests the conversion of any Loans to, or continuation of any Loans as, a Term Benchmark Loan shall instead be deemed to request the conversion of any Loans to, or continuation of any Loans as, (x) an RFR Loan so long as Daily Simple SOFR is not also the subject of Section  ~~2.13(a)(i)~~2.13(a)(i) or (ii) above or (y) an ABR Loan if Daily Simple SOFR also is the subject of Section  ~~2.13(a)(i)~~2.13(a)(i) or (ii) above and (B) if any borrowing notice delivered pursuant to Section  ~~2.2~~2.2 requests a borrowing of Term Benchmark Loans such borrowing shall be made as (x) an RFR Loan so long as Daily Simple SOFR is not also the subject of Section ~~2.13(a)(i) or (ii)~~2.13(a)(i) or (ii) above or (y) an ABR Loan if Daily Simple SOFR also is the subject of Section ~~2.13(a)(i) or (ii)~~2.13(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of borrowings, then the other Type of borrowings shall be permitted.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section ~~2.13~~2.13), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan

Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of ~~(i)~~(i)any occurrence of a Benchmark Transition Event, ~~(ii)~~(ii)the implementation of any Benchmark Replacement, ~~(iii)~~(iii)the effectiveness of any Benchmark Replacement Conforming Changes, ~~(iv)~~(iv)the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and ~~(v)~~(v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section  ~~2.13~~2.13 , including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section ~~2.13~~2.13 .

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), ~~(i)~~(i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either ~~(A)~~(A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or ~~(B)~~(B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and ~~(ii)~~(ii) if a tenor that was removed pursuant to clause (i) above either ~~(A)~~(A)is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or ~~(B)~~(B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Loan or conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Loan into a request for a borrowing of or conversion to (A) an RFR Loan so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Loan if Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section ~~2.13~~2.13, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day.

2.14. ~~2.14~~ Pro Rata Treatment and Payments; Notes.

(a) [Reserved].

(b) Unless otherwise specified herein (including, without limitation, in Section ~~2.6~~2.6 and Section ~~10.6~~10.6), each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

(c) Notwithstanding anything to the contrary herein, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 4:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Effective Date, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of ~~(i)~~(i) the Federal Funds Effective Rate and ~~(ii)~~(ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section  ~~2.14(d)~~2.14(d) shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after the Effective Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans from the Borrower within 30 days after written demand therefor.

(e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(f) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note (a “Note”) of the Borrower evidencing any Loans of such Lender, substantially in the form of Exhibit H, with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Effective Date or the making of Loans on the Effective Date.

(g) If any Lender shall fail to make any payment required to be made by it pursuant to Section ~~2.14(d)~~2.14(d), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent hereunder for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to the Administrative Agent, as the case may be, under Section ~~2.14(d)~~2.14(d) until all such unsatisfied obligations are fully paid, and/or (ii) so long as such Lender is a Defaulting Lender, hold any such amounts in a segregated account as cash collateral for, and application to, any funding obligations of such Lender hereunder, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.15. ~~2.15~~ Change of Law.

(a) If a Change of Law shall:

(i) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans or Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan, Federal Deposit Insurance Corporation insurance charge or other similar insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any Lender that is not otherwise included in the determination of the Adjusted Term SOFR Rate, which requirements are generally applicable to advances, loans and other extensions of credit made by such Lender; or

(iii) impose on any Lender any other condition that is generally applicable to loans made by such Lender or participations therein by a Lender;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient, by an amount that such Lender or such other Recipient deems to be material, of making, converting into, continuing or maintaining Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or such other Recipient, within ten Business Days after its demand, any additional amounts necessary to compensate such Lender or such other Recipient for such increased cost or reduced amount receivable. If any Lender or other Recipient becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; provided, however, that no Lender or other Recipient shall be entitled to demand such compensation more than 90 days following (x) the last day of the Interest Period in respect of which such demand is made or (y) the repayment of the Loan in respect of which such demand is made. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section ~~2.15~~2.15 if it shall not at the time be the general policy or practice of such Lender to demand such compensation from similarly situated borrowers (to the extent that such Lender has the right to do so under its credit facilities with similarly situated borrowers).

(b) If any Lender shall have determined that a Change of Law regarding capital or liquidity requirements shall have the effect of reducing the rate of return on such Lender’s capital or the capital of any corporation controlling such Lender as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such Change of Law (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section ~~2.15~~2.15 submitted by any Lender or any other Recipient to the Borrower (with a copy to the Administrative Agent) shall constitute prima facie evidence of such costs or amounts. Notwithstanding anything to the contrary in this Section  ~~2.15~~2.15 , the Borrower shall not be required to compensate a Lender or any other Recipient pursuant to this Section ~~2.15~~2.15 for any amounts incurred more than six months prior to the date that such Lender or such other Recipient notifies the Borrower of such Lender’s or such other Recipient’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect not to exceed twelve months. The obligations of the Borrower pursuant to this Section  ~~2.15~~2.15 shall survive for 90 days after the termination of this Agreement and the payment of the Loans and all other amounts then due and payable hereunder.

2.16. ~~2.16~~ Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable laws. If any applicable laws (as determined in the good faith discretion of the Borrower or Administrative Agent making the payment) require the deduction or withholding of any Tax from any such payment, then (A) the Borrower or Administrative Agent, as applicable, shall withhold or make such deductions as are determined by the Borrower or the Administrative Agent to be required, (B) the Borrower or Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section ~~2.16~~2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Without limiting the provisions of Section  ~~2.16(a)~~2.16(a) , the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)(i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section ~~2.16~~2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or another Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or another Recipient, shall be conclusive absent manifest error.

(ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (B) the Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section ~~10.6(c)~~10.6(c) relating to the maintenance of a Participant Register and (C) the Administrative Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section ~~2.16(c)(ii)~~2.16(c)(ii) .

(d) Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section  ~~2.16~~2.16 , the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) ~~(i)~~ (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section ~~2.16(e)(ii)(A)~~2.16(e)(ii)(A) , Section  ~~2.16(e)(ii)(B)~~2.16(e)(ii)(B) and Section  ~~2.16(e)(ii)(D)~~2.16(e)(ii)(D) ) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W- 8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W- 8BEN or W-8BEN-E, as applicable; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W- 8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3) (C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section  ~~2.16(e)(ii)(D)~~2.16(e)(ii)(D) , “FATCA” shall include any amendments made to FATCA after the Effective Date.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section ~~2.16~~2.16 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) At no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of, or credit with respect to, any Taxes as to which it has been indemnified pursuant to this Section  ~~2.16~~2.16 (including by the payment of additional amounts pursuant to this Section  ~~2.16~~2.16 ), it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section ~~2.16~~2.16 with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). The Borrower, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section ~~2.16(f)~~2.16(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this Section ~~2.16(f)~~2.16(f), in no event will the indemnified party be required to pay any amount to the Borrower pursuant to this Section ~~2.16(f)~~2.16(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section ~~2.16(f)~~2.16(f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g) Each party’s obligations under this Section  ~~2.16~~2.16 shall survive for one year after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.17. ~~2.17~~ Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss (other than the loss of Applicable Margin) or expense that such Lender may sustain or incur as a consequence of ~~(a)~~(a) default by the Borrower in making a borrowing of, conversion into or continuation of Term Benchmark Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, ~~(b)~~(b) default by the Borrower in making any prepayment of or conversion from Term Benchmark Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or ~~(c)~~(c) the making of a prepayment of Term Benchmark Loans on a day that is not the last day of an Interest Period with respect thereto. A certificate as to any amounts payable pursuant to this Section  ~~2.17~~2.17 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive for 90 days after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.18. ~~2.18~~ Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section ~~2.15~~2.15 or Section ~~2.16~~2.16 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole but reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no unreimbursed economic disadvantage or any legal or regulatory disadvantage, and provided, further, that nothing in this Section  ~~2.18~~2.18 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section ~~2.15~~2.15 or Section ~~2.16~~2.16 .

2.19. ~~2.19~~ Replacement of Lenders. The Borrower shall be permitted to replace any Lender that ~~(a)~~(a) requests (on its behalf or any of its Participants) reimbursement for amounts owing pursuant to Section  ~~2.15~~2.15 or Section ~~2.16~~2.16, (b) provides notice under Section ~~2.21~~2.21 or (c) becomes a Defaulting Lender, with a replacement financial institution; provided that ~~(i)~~(i) such replacement does not conflict with any Requirement of Law, ~~(ii)~~(ii) no Event of Default shall have occurred and be continuing at the time of such replacement, ~~(iii)~~(iii) prior to any such replacement, such Lender shall have taken no action under Section  ~~2.18~~2.18 which eliminates the continued need for payment of amounts owing pursuant to Section  ~~2.15~~2.15 or Section ~~2.16~~2.16, ~~(iv)~~(iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, ~~(v)~~(v) the Borrower shall be liable to such replaced Lender under Section ~~2.17~~2.17 if any Term Benchmark Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, ~~(vi)~~(vi)

the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, ~~(vii)~~(vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section  ~~10.6~~10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), ~~(viii)~~(viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section ~~2.15~~2.15 or Section  ~~2.16~~2.16 , as the case may be, and ~~(ix)~~(ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.20. ~~2.20~~ Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section ~~8~~8 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section ~~9.7~~9.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Borrower with the consent of the Administrative Agent, not to be unreasonably withheld, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section ~~2.20(a)~~2.20(a) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto; and

(b) that Defaulting Lender’s right to approve or disapprove any amendment, supplement, modification, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section ~~10.1~~10.1.

If the Borrower and the Administrative Agent reasonably determine in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.21. ~~2.21~~ Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to maintain Loans whose interest is determined by reference to the Adjusted Term SOFR Rate, or to determine or charge interest rates based upon the Adjusted Term SOFR Rate, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to continue Term Benchmark Loans or to convert ABR Loans to Term Benchmark Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted Term SOFR Rate component of the ABR, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate component of the ABR, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Benchmark Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate component of the ABR), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Term SOFR Rate, the Administrative Agent shall during the period of such suspension compute the ABR applicable to such Lender without reference to the Adjusted Term SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Term SOFR Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section ~~2.17~~2.17.

SECTION 3. ~~SECTION 3.~~ [RESERVED].

SECTION 4. ~~SECTION 4.~~ REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender on the Effective Date (and, solely with respect to those representations and warranties expressly stated to be made as of the Escrow Release Date, on the Escrow Release Date) that:

4.1. ~~4.1~~ Financial Condition. (a) The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 2019, and the related consolidated statements of income and cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche LLP, and (b) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of March 31, 2020, and the related consolidated statements of income and cash flows for the portion of the fiscal year ended on such date, each delivered to the Administrative Agent prior to the Effective Date, in each case, (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and (ii) present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date, and its consolidated income and its consolidated cash flows for the respective fiscal year or portion of the fiscal year then ended, subject, in the case of the financial statements referred to in clause (b), to the absence of footnotes and to normal year-end audit adjustments.

4.2. ~~4.2~~ No Change. Since December 31, 2019, no Specified Material Adverse Effect has occurred.

4.3. ~~4.3~~ Existence; Compliance with Law. Each of the Borrower and its Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the organizational power and organizational authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except for any Requirements of Law being contested in good faith by appropriate proceedings and except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4. ~~4.4~~ Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and corporate authority to execute and deliver and to perform its obligations under the Loan Documents and to borrow the Loans hereunder. The Borrower has taken all necessary corporate action to authorize the execution and delivery of, and performance of its obligations under, the Loan Documents to which it is a party and to authorize the borrowing of the Loans hereunder on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) any consent, authorization or filing that may be required in the future the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect and (iii) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies under the Loan Documents, except for those consents, authorizations, filings, notices and filings which have been, or will be on or prior to the Escrow Release Date, duly obtained, taken, given, waived or made. This Agreement has been, and each other Loan Document upon execution and delivery will be, duly executed and delivered. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, laws of general application related to the enforceability of securities secured by real estate and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (y) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies hereunder or under the other Loan Documents.

4.5. ~~4.5~~ No Legal Bar. The execution and delivery of, and the performance of the obligations under, this Agreement and the other Loan Documents, the borrowing of the Loans hereunder and the use of the proceeds thereof will not violate in any material respect any Requirement of Law or any Contractual Obligation of the Borrower or any of its Significant Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents).

4.6. ~~4.6~~ Litigation. ~~(a)~~ (a) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or any of its Significant Subsidiaries or against any of their respective material properties or revenues with respect to any of the Loan Documents.

(b) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or any of its Significant Subsidiaries or against any of their respective material properties or revenues, except as disclosed in the Specified Exchange Act Filings, that could reasonably be expected to have a Material Adverse Effect.

4.7. ~~4.7~~ No Default. No Default or Event of Default has occurred and is continuing.

4.8. ~~4.8~~ Taxes. The Borrower and each of its Significant Subsidiaries has filed or caused to be filed all Federal and state returns of income and franchise taxes imposed in lieu of net income taxes and all other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or with respect to any claims or assessments for taxes made against it or any of its property by any Governmental Authority (other than (i) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable, and (ii) claims which could not reasonably be expected to have a Material Adverse Effect). No material tax Liens have been filed against the Borrower or any of its Significant Subsidiaries other than (A) Liens for taxes which are not delinquent or (B) Liens for taxes which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable.

4.9. ~~4.9~~ Federal Regulations. No part of the proceeds of any Loans hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

4.10. ~~4.10~~ ERISA. No Reportable Event has occurred during the five year period prior to the date on which this representation is made with respect to any Plan, and each Plan has complied with the applicable provisions of ERISA and the Code, except, in each case, to the extent that any such Reportable Event or failure to comply with the applicable provisions of ERISA or the Code could not reasonably be expected to result in a Material Adverse Effect. During the five year period prior to the date on which this representation is made, there has been no ~~(i)~~(i) failure to make a required contribution to any Plan that would result in the imposition of a Lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a Lien or encumbrance; or ~~(ii)~~(ii) “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, except, in each case, to the extent that such event could not reasonably be expected to result in a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date for which a certified actuarial valuation report is available prior to the date on which this representation is made, exceed the value of the assets of such Plan allocable to such accrued benefits, except as could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan during the five year period prior to the date on which this representation is made that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made, except as could not reasonably be expected to result in a Material Adverse Effect. No such Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA) or in Insolvency.

4.11. ~~4.11~~ Investment Company Act; Other Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. On the Effective Date, the Borrower is not subject to regulation under any Requirement of Law (other than (a) Regulation X of the Board and (b) Sections 817-830, and Sections 701 and 851 of the California Public Utilities Code) that limits its ability to incur Indebtedness under this Agreement.

4.12. ~~4.12~~ Use of Proceeds. The proceeds of the Loans shall be used to fund the transactions contemplated under the Plan of Reorganization.

4.13. ~~4.13~~ Environmental Matters. Except as disclosed in the Specified Exchange Act Filings, the Borrower and its Significant Subsidiaries are not subject to any pending violations or liabilities under Environmental Laws or relating to the disposal, spill or other release of Materials of Environmental Concern that would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Borrower, there are no facts, circumstances or conditions that could reasonably be expected to give rise to such violations or liabilities.

4.14. ~~4.14~~ Regulatory Matters. Solely by virtue of the execution, delivery and performance of, or the consummation of the transactions contemplated by this Agreement, no Lender shall be or become subject to regulation under the FPA or as a “public utility” or “public service corporation” or the equivalent under any Requirement of Law.

4.15. ~~4.15~~ Sanctions; Anti-Corruption. None of the Borrower, any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, agent, Affiliate or employee of the Borrower or any of its Subsidiaries is currently (i) the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. State Department (“Sanctions”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanctions. None of the Borrower, any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, Affiliate or employee of the Borrower or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a violation in any material respect by any such Person of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) or of any other anti-bribery or anti-corruption laws, rules, regulations legally applicable to such Persons (collectively, “Anti-Corruption Laws”). The Borrower will not use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds (a) to any Subsidiary, Affiliate, joint venture partner or other Person or entity, to fund the activities of any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any Sanctions, or (b) directly, or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or of any Anti-Corruption Laws.

4.16. ~~4.16~~ Affected Financial Institutions. The Borrower is not an Affected Financial Institution.

4.17. ~~4.17~~ Solvency. As of the Escrow Release Date (after giving effect to the Plan of Reorganization and the transactions described therein), the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

4.18. ~~4.18~~ Disclosure.

(a) All written information relating to the Borrower, its Subsidiaries and their respective businesses, other than any projections, estimates and other forward-looking materials and information of a general economic or industry specific nature, that has been provided by or on behalf of the Borrower to the Administrative Agent or the Lenders in connection with the transactions contemplated hereby does not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates thereto). Any projected information, estimates, other forward-looking materials and pro forma financial information that have been made available to any Lenders or the Administrative Agent prior to the Effective Date in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date such information was furnished to the Lenders and as of the Effective Date (it being understood that actual results may vary materially from such projections and pro forma information and such projections and pro forma information are not a guarantee of performance).

(b) As of each of the Effective Date and the Escrow Release Date, to the knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided on or prior to such date to any Lender in connection with this Agreement is true and correct in all respects.

4.19. ~~4.19~~ Validity of Security Interests. Upon execution thereof, the Security Documents will (to the extent required thereby) create in favor of the Collateral Agent, for the benefit of the Lenders, a valid and enforceable Lien on and security interest in the Collateral (subject to any limitations specified therein) and (i) when financing statements and other filings in appropriate form are filed in the offices specified in the Pledge Agreement or Escrow Agreement, as applicable, or (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Pledge Agreement or the Escrow Agreement, as applicable), the Liens created by the Security Documents shall constitute perfected Liens on, and security interests in, all right, title and interest of the Borrower in such Collateral to the extent perfection can be obtained by filing financing statements or by possession or control, in each case subject to no Liens other than Liens permitted hereunder.

4.20. ~~4.20~~ Ownership of Property. As of the Escrow Release Date, each of the Borrower and its Significant Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject to no Liens other than Permitted Liens, except for where the failure would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.21. ~~4.21~~ Covered Entity. The Borrower is not a Covered Entity.

SECTION 5. ~~SECTION 5.~~ CONDITIONS PRECEDENT

5.1. ~~5.1~~ Conditions to the Effective Date. The occurrence of the Effective Date and the obligation of each Lender to make its Loans hereunder on the Effective Date is subject to the satisfaction of the following conditions precedent:

(a) Credit Agreement and Escrow Agreement. The Administrative Agent shall have received (i) this Agreement (including copies of all schedules attached hereto in a form reasonably satisfactory to the Lenders), executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1 and (ii) the Escrow Agreement, executed and delivered by the Escrow Agent, the Borrower, the Administrative Agent and the Collateral Agent.

(b) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with the execution and delivery of this Agreement and the other Loan Documents (to the extent executed on the date on which this representation is being made and other than any consents or approvals required to be obtained after the Effective Date but on or prior to the Escrow Release Date) and the consummation of the transactions contemplated hereby shall have been obtained and be in full force and effect.

(c) KYC Information. At least three Business Days prior to the Effective Date, the Administrative Agent and each Lender shall have received all documentation and information relating to the Borrower as is reasonably requested in writing by the Administrative Agent and/or any such Lender at least ten Business Days prior to the Effective Date that is required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent or any Lender so request at least five Business Days prior to the Effective Date, then at least three Business Days prior to the Effective Date, the Borrower shall have delivered to the Administrative Agent and/or any such Lender a Beneficial Ownership Certification in relation to the Borrower.

(d) Fees. The Lenders, the Arrangers and the Administrative Agent shall have received all fees required to be paid on the Effective Date.

(e) Closing Certificate; Certified Articles of Incorporation; Good Standing Certificates. The Administrative Agent shall have received ~~(i)~~(i) a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, including the articles of incorporation of the Borrower certified as of a recent date by the Secretary of State of the State of California, ~~(ii)~~(ii) a good standing certificate for the Borrower dated as of a recent date from the Secretary of State of the State of California, and (iii) a certificate of a Responsible Officer, dated the Effective Date, confirming the satisfaction of the conditions precedent set forth in Section  ~~5.1(g)~~5.1(g) and Section  ~~5.1(h)~~5.1(h) .

(f) Legal Opinion. The Administrative Agent shall have received the legal opinion of (i) Hunton Andrews Kurth LLP, counsel to the Borrower, and (ii) Munger, Tolles & Olson LLP, special California regulatory counsel to the Borrower, each in a form reasonably satisfactory to the Administrative Agent.

(g) Representations and Warranties. Each of the representations and warranties made by the Borrower in this Agreement on the Effective Date that does not contain a materiality qualification shall be true and correct in all material respects on and as of the Effective Date, and each of the representations and warranties made by the Borrower in this Agreement on the Effective Date that contains a materiality qualification shall be true and correct on and as of the Effective Date (or, in each case, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case may be, as of such earlier date).

(h) No Default. No Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from the funding of the Loans on the Effective Date.

(i) Notice of Borrowing. The Administrative Agent shall have received a notice of borrowing in accordance with the requirements of Section ~~2.2~~2.2.

(j) Funding Transactions Order. The Administrative Agent shall have received an Officer’s Certificate certifying that, on the Effective Date, (i) the Funding Transactions Order is not stayed and is in full force and effect, (ii) except for any amendment, supplement or other modification to which the Required Lenders have provided their written consent, the Funding Transactions Order has not been amended, supplemented, or otherwise modified in a manner materially adverse to the interests of the Lenders and (iii) the Borrower and the Utility are in compliance in all material respects with the Funding Transactions Order.

5.2. ~~5.2~~ Conditions to the Escrow Release Date. The occurrence of the Escrow Release Date and the release of the proceeds of the Loans from the Escrow Account to the Borrower pursuant to Section ~~2.4~~2.4 and the Escrow Agreement on the Escrow Release Date is subject to the satisfaction of the following conditions precedent:

(a) delivery by the Borrower to the Escrow Agent and the Administrative Agent of an Officer’s Certificate certifying that, prior to or concurrently with the release of funds from the Escrow Account, each of the following:

(i) the Confirmation Order shall not be stayed and shall be in full force and effect;

(ii) neither the Plan of Reorganization nor the Confirmation Order shall have been amended or modified or any condition contained therein waived, in each case following the Effective Date, in any manner materially adverse to the Lenders; provided that this condition shall be deemed to be satisfied with respect to the Confirmation Order if the proposed Escrow Release Date occurs not less than three Business Days after the entry of the Confirmation Order by the Bankruptcy Court, unless (i) within such three Business Day period, the Required Lenders notify the Borrower and the Administrative Agent, or the Administrative Agent in its sole discretion notifies the Borrower, that any such amendments, modifications or waivers with respect to the Confirmation Order since the Effective Date is materially adverse to the Lenders and (ii) the Borrower shall not have obtained the written consent of the Administrative Agent and the Required Lenders to such amendments, modifications or waivers;

(iii) all conditions precedent to the effectiveness of the Plan of Reorganization (other than the receipt by the Borrower of the net proceeds from the Loans) shall have been, or substantially concurrently with the release of the funds held in the Escrow Account, will be, satisfied or waived (to the extent such waiver is not materially adverse to the Lenders);

(iv) the Borrower and the Utility shall be in compliance in all material respects with the Confirmation Order;

(v) all documents necessary to implement the Plan of Reorganization and the financing and distributions contemplated thereunder shall have been executed;

(vi)~~(A)~~(A) the transactions as described and defined in the Plan of Reorganization to occur upon the Effective Date (as defined in the Plan of Reorganization) shall have been consummated, or substantially concurrently with the release of the funds held in the Escrow Account will be consummated, including the following:

(I) the Borrower shall have consummated, or shall consummate substantially concurrently with the release of the funds held in the Escrow Account, one or more public or private offerings (including rights offerings) or private placements of common stock of the Borrower (including securities exercisable for, exchangeable or convertible into, or purchase contracts to acquire, common stock of the Borrower), for aggregate gross proceeds of at least $9,000,000,000;

(II) the Borrower shall have entered into, or shall enter into substantially concurrently with the release of the funds held in the Escrow Account, the Revolving Credit Agreement, and shall have borrowed, or shall borrow substantially concurrently with the release of the funds held in the Escrow Account, pursuant to the issuance of the Pari Passu Notes, an aggregate gross amount equal to $4,750,000,000 less the face amount of the Loans; and

(III) the Utility (1) shall have entered into, or shall enter into substantially concurrently with the release of the funds held in the Escrow Account, the Utility Credit Agreements, and shall have borrowed, or shall borrow substantially concurrently with the release of the funds held in the Escrow Account, certain amounts pursuant to the Utility Credit Agreements, and (2) shall have consummated, or shall consummate substantially concurrently with the release of the funds held in the Escrow Account, one or more public or private offerings of Utility First Mortgage Bonds, in an aggregate principal amount, together with the aggregate gross amount of borrowings pursuant to clause (1), equal to $11,925,000,000; and

(B) the Borrower and the Utility shall have received, or shall receive substantially concurrently with the release of the funds held in the Escrow Account, the net proceeds from each of the financing transactions described in clauses (I) through (III) above; and

(vii)(A) all obligations under the DIP Facilities (as defined in the Plan of Reorganization) (other than contingent obligations not yet due and payable) shall have been paid in full (and all commitments thereunder terminated), or shall be paid in full (and all commitments thereunder terminated) substantially concurrently with the release of the funds held in the Escrow Account, and (B) all liens related thereto shall have been extinguished, terminated or otherwise released or shall be extinguished, terminated or otherwise released substantially concurrently with the release of the funds held in the Escrow Account;

(b) the Administrative Agent shall have received:

(i) a pledge agreement (the “Pledge Agreement”), in a form satisfactory to the Administrative Agent, duly executed by the Borrower, the Administrative Agent, the Collateral Agent and the other secured representatives named therein;

(ii) a UCC-1 financing statement in form appropriate for filing under the Uniform Commercial Code of the State of California in order to perfect the first priority Liens, subject to Permitted Liens, covering the Collateral as defined and described in the Pledge Agreement;

(iii) certified copies of UCC, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name the Borrower as debtor and that are filed in those state and county jurisdictions in which the Borrower is organized or maintains its principal place of business and such other searches that the Administrative Agent deems necessary or appropriate;

(iv) confirmation that the Collateral Agent has received the certificate representing the common stock of Utility pledged pursuant to the Pledge Agreement, together with an undated stock or similar power for such certificate executed in blank by a duly authorized officer of the Borrower;

(v) the legal opinion of (i) Hunton Andrews Kurth LLP, counsel to the Borrower, and (ii) Munger, Tolles & Olson LLP, special California regulatory counsel to the Borrower, each in respect of the Pledge Agreement and in a form reasonably satisfactory to the Administrative Agent;

(vi) a solvency certificate from the chief financial officer of the Borrower in substantially the form of Exhibit I hereto;

(vii) confirmation that the Lenders, the Arrangers and the Administrative Agent shall have received (or substantially concurrently with the release of the funds held in the Escrow Account, shall receive) all fees required to be paid in respect of the Loans, and all expenses in respect of the Loans for which invoices have been presented on or before the date that is two Business Days prior to the Escrow Release Date; and

(viii) solely to the extent that any applicable change has occurred with respect to the Borrower that would cause any delivery made pursuant to Section  ~~5.1(c)~~5.1(c) no longer accurate, evidence that at least three Business Days prior to the Escrow Release Date, the Administrative Agent and each Lender shall have received all documentation and information relating to the Borrower as is reasonably requested in writing by the Administrative Agent and/or any such Lender at least ten Business Days prior to the Effective Date that is required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent or any Lender so request at least five Business Days prior to the Escrow Release Date, then at least three Business Days prior to the Escrow Release Date, the Borrower shall have delivered to the Administrative Agent and/or any such Lender a Beneficial Ownership Certification in relation to the Borrower); and

(c) The representations and warranties contained in ~~Article IV~~Section 4 that are made as of the Escrow Release Date shall be true and correct in all material respects as of the Escrow Release Date.

5.3. ~~5.3~~ Determinations under Sections ~~5.1~~5.1 and ~~5.2~~5.2. For purposes of determining compliance with the conditions specified in Section ~~5.1~~5.1 and Section ~~5.2~~5.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date or the Escrow Release Date, as the case may be, specifying its objection thereto.

SECTION 6. ~~SECTION 6.~~ AFFIRMATIVE COVENANTS

The Borrower hereby agrees that so long as any Loan, or any other Obligation (other than contingent indemnification obligations) hereunder remains outstanding, the Borrower shall and, with respect to Section ~~6.3~~6.3 and Section ~~6.6(b)~~6.6(b) , shall cause its Significant Subsidiaries to:

6.1. ~~6.1~~ Financial Statements. Furnish to the Administrative Agent with a copy for each Lender, and the Administrative Agent shall deliver to each Lender:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to the absence of footnotes and normal year-end audit adjustments).

All such financial statements shall (x) be complete and correct in all material respects and (y) shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods, subject, in each case to the absence of footnotes and to normal year-end audit adjustments. The Borrower shall be deemed to have delivered the financial statements required to be delivered pursuant to this Section  ~~6.1~~6.1 upon the filing of such financial statements by the Borrower through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge) or the publication by the Borrower of such financial statements on its website.

6.2. ~~6.2~~ Certificates; Other Information. Furnish to the Administrative Agent, for delivery to the Lenders:

(a) within five Business Days after the delivery of any financial statements pursuant to Section ~~6.1~~6.1 , a certificate of a Responsible Officer (i) stating that such Responsible Officer has obtained no actual knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of such certificate delivered in respect of any financial statements pursuant to Section ~~6.1(a)~~6.1(a), setting forth reasonably detailed calculations of the Borrower’s Excess Cash Flow for the Excess Cash Flow Period covered by such financial statements;

(b) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities, provided that, such financial statements and reports shall be deemed to have been delivered upon the filing of such financial statements and reports by the Borrower through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge) or publication by the Borrower of such financial statements and reports on its website;

(c) promptly, such additional financial and other information (other than any such information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Borrower provides such Lender with notice that information is being withheld due to the existence of such confidentiality obligation) as any Lender, through the Administrative Agent, may from time to time reasonably request; and

(d) promptly, such documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

6.3. ~~6.3~~ Payment of Taxes. Pay all taxes due and payable or any other tax assessments made against the Borrower or any of its Significant Subsidiaries or any of their respective property by any Governmental Authority (other than (a) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable or (b) where the failure to effect such payment could not reasonably be expected to have a Material Adverse Effect).

6.4. ~~6.4~~ Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section  ~~7.3~~7.3 and except, in the case of clause ~~(ii)~~(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) comply with all Requirements of Law except for any Requirements of Law being contested in good faith by appropriate proceedings or except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5. ~~6.5~~ Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty excepted, except to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business of comparable size and financial strength and owning similar properties in the same general areas in which the Borrower operates, which may include self-insurance, if determined by the Borrower to be reasonably prudent.

6.6. ~~6.6~~ Inspection of Property; Books and Records; Discussions. ~~(a)~~ (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and ~~(b)~~ (b) unless a Default or Event of Default has occurred and is continuing, not more than once a year and after at least five Business Days’ notice, (i) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time to discuss the business, operations, properties and financial and other condition of the Borrower and its Significant Subsidiaries with officers and employees of the Borrower and its Significant Subsidiaries and (ii) use commercially reasonable efforts to provide for the Lenders (in the presence of representatives of the Borrower) to meet with the independent certified public accountants of the Borrower and its Significant Subsidiaries; provided, that any such visits or inspections shall be subject to such conditions as the Borrower and each of its Significant Subsidiaries shall deem necessary based on reasonable considerations of safety, security and confidentiality; and provided, further, that neither the Borrower nor any Significant Subsidiary shall be required to disclose to any Person any information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Borrower provides such Lender with notice that information is being withheld due to the existence of such confidentiality obligation.

6.7. ~~6.7~~ Notices. Give notice to the Administrative Agent, and the Administrative Agent shall deliver such notice to each Lender, promptly upon any Responsible Officer obtaining knowledge of:

(a) the occurrence of any Default or Event of Default; or

(b) the occurrence of an ERISA Event which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (provided, that, any judicial proceeding instituted by PBGC that, within 60 days after the institution of such proceeding, has been withdrawn or stayed by PBGC or otherwise, shall be disregarded for the purpose of this Section ~~6.7(b)~~6.7(b) ).

6.8. ~~6.8~~ Maintenance of Licenses, etc. Maintain in full force and effect any authorization, consent, license or approval of any Governmental Authority necessary for the conduct of the Borrower’s business as now conducted by it or necessary in connection with this Agreement, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.9. ~~6.9~~ Further Assurances. Promptly upon the reasonable request by the Administrative Agent, or by the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, documents, agreements and other instruments as reasonably required from time to time to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of the Security Documents and any of the Liens intended to be created thereby and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lenders and the Agents the rights granted or now or hereafter intended to be granted to the Lenders and the Agents under the Security Documents or under any other instrument executed in connection with the Security Documents.

6.10. ~~6.10~~ Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain a rating of the Loans by each of S&P and Moody’s; provided that in no event shall the Borrower be required to maintain any specific rating with any such agency.

6.11. ~~6.11~~ Use of Proceeds. The Borrower shall use the proceeds of the Loans in accordance with Section ~~4.12~~4.12 .

6.12. ~~6.12~~ Future Guarantees. If any Subsidiary that is not a Guarantor expressly Guarantees any Indebtedness or potential Indebtedness of the Borrower that has been or may be incurred under any Material Credit Facility, then the Borrower shall cause that Subsidiary to fully and unconditionally Guarantee the Obligations and become a Guarantor by executing a guarantee agreement in substantially the form required to be delivered by a Guarantor under the Pari Passu Notes Indenture as in effect on the date hereof, mutatis mutandis, or otherwise reasonably satisfactory to the Administrative Agent and delivering it to the Administrative Agent concurrently with such Subsidiary entering into such Guarantee of such Indebtedness or potential Indebtedness of the Borrower.

SECTION 7. ~~SECTION 7.~~ NEGATIVE COVENANTS

The Borrower hereby agrees that so long as any Loan, or any other Obligation (other than contingent indemnification obligations) hereunder remains outstanding:

7.1. ~~7.1~~ Liens.

(a) The Borrower shall not incur, issue, assume or guarantee any Indebtedness secured by a Lien upon any of the Collateral, other than:

(i) Liens securing Pari Passu Obligations incurred by the Borrower pursuant to Revolving Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that (A) the aggregate principal amount of such Pari Passu Obligations does not at any one time outstanding exceed the greater of (i) $1.0 billion and (ii) 1.3% of Consolidated Net Tangible Assets of the Borrower and (B) any such Pari Passu Obligations that are Superior Revolving Credit Agreement Obligations do not exceed $650 million;

(ii) Liens securing Pari Passu Obligations incurred by the Borrower pursuant to (A) this Agreement, (B) the Pari Passu Notes in respect of any Indebtedness outstanding thereunder on the Escrow Release Date and (C) any Permitted Refinancing Debt incurred in exchange for or the net proceeds of which are used to refund, replace or refinance Indebtedness described in clauses (A), (B) or (C) of this clause (ii); and

(iii) Liens securing Future Pari Passu Obligations incurred by the Borrower, so long as after giving effect to such incurrence the Consolidated Fixed Charge Coverage Ratio of the Borrower for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Liens are incurred would have been at least 2.00 to 1.00.

All Indebtedness outstanding under the Revolving Credit Agreement on the Escrow Release Date will be treated as incurred on the Escrow Release Date under clause (i) above, and all Indebtedness outstanding under this Agreement on the Escrow Release Date will be treated as incurred on the Escrow Release Date under clause (ii) above.

(b) The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, incur, issue, assume or guarantee any Indebtedness secured by a Lien upon any property or assets (other than the Collateral) of the Borrower or such Significant Subsidiary, without effectively providing that the Obligations (together with, if the Borrower so determines, any other Indebtedness or obligation then existing or thereafter created ranking equally with the Obligations) will be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness is so secured, except that the foregoing limitation on Liens on property or assets other than Collateral will not, however, apply to the following (collectively, “Permitted Liens”):

(i) Liens in existence on the Effective Date (other than any Liens securing the HoldCo Credit Agreements, the Utility Credit Agreements or the Utility First Mortgage Bonds), including (A) any Liens on the Escrow Account and amounts on deposit therein and (B) solely from the period continuing until the Escrow Release Date, Liens securing obligations under the DIP Facilities (as defined in the Plan of Reorganization);

(ii) Liens for Taxes not yet due or payable or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or the relevant Significant Subsidiary, as the case may be, in conformity with GAAP;

(iii) carriers~~’~~’, ~~warehousemen’s~~warehousemen’s , mechanics~~’~~’ , ~~materialmen’s, repairmen’s~~materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(iv) pledges or deposits in connection with workers~~’~~’ compensation, employee benefits (including employee benefit plans covered by ERISA), unemployment insurance and other social security legislation or in connection with compliance with any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority or other requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as may now or at any time hereafter be in effect;

(v) deposits to secure (A) the performance of bids, trade contracts (other than for borrowed money), leases, statutory and regulatory obligations, governmental contracts, agreements with utilities, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business or (B) letters of credit, bank guaranties or similar instruments to support any of the foregoing items;

(vi) easements, rights-of-way, conservation easements, restrictions, minor defects or irregularities in title and other similar encumbrances imposed by law or incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower and its Significant Subsidiaries, taken as a whole;

(vii) precautionary or purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable Requirements of Law;

(viii) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and its Significant Subsidiaries, in each case, in the ordinary course of business and that do not secure any Indebtedness;

(ix) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(x) any interest or title of a lessor under any lease entered into by the Borrower or any Significant Subsidiary thereof in the ordinary course of business and covering only the assets so leased;

(xi)(A) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default and (B) any pledge and/or deposit securing any settlement of litigation;

(xii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower on deposit with such bank;

(xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and not prohibited by this Agreement;

(xiv) Liens solely on any cash earnest money deposits in connection with any letter of intent or purchase agreement;

(xv) Liens securing Indebtedness with respect to Capital Lease Obligations and purchase money Indebtedness; provided that the aggregate outstanding principal amount of Indebtedness with respect to Capital Lease Obligations shall not exceed, at any one time outstanding, the greater of (i) $20 million and (ii) 0.025% of Consolidated Net Tangible Assets of the Borrower; provided further that (i) such Liens shall be created substantially simultaneously with the incurrence of such Indebtedness or within 180 days after completion of the acquisition, construction, repair, restoration, replacement, expansion, installation or improvement (as applicable) of the property subject to such Liens and (ii) such Liens attach at all times only to the property so financed except (A) for accessions to the property and the proceeds thereof and (B) that individual financings of property provided by one lender may be cross-collateralized to other financings of property provided by such lender;

(xvi) rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Borrower and its Significant Subsidiaries in the ordinary course of business;

(xvii) Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations or pay all or part of the expenses of development of such property only out of such production or proceeds incurred in the ordinary course of business;

(xviii) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, cycling agreements, construction agreements, shared facilities agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of the Borrower and its Significant Subsidiaries; provided that such agreements are entered into in the ordinary course of business;

(xix) Liens on the assets or properties of any Regulated Utility or any of its Subsidiaries securing Indebtedness or other obligations of such Regulated Utility or any of its Subsidiaries;

(xx) Liens on the assets or properties of any Regulated Utility or any of its Subsidiaries securing obligations of such Regulated Utility or any of its Subsidiaries under any cash management agreement or Indebtedness of such Regulated Utility or any of its Subsidiaries under any Swap Agreement; and

(xxi) other Liens securing Indebtedness or other obligations in an aggregate outstanding amount not to exceed, at any one time outstanding, the greater of (i) $60 million and (ii) 0.076% of Consolidated Net Tangible Assets of the Borrower.

7.2. ~~7.2~~ Restrictions on Sales and Leasebacks. The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, enter into any Sale and Leaseback Transaction involving any of the property or assets of the Borrower or such Significant Subsidiary used or useful in the Borrower’s or such Significant Subsidiary’s business, whether now owned or hereafter acquired, and having a fair market value in excess of 2.5% of Consolidated Net Tangible Assets of the Borrower as determined in good faith by a responsible financial or accounting officer of the Borrower, unless:

(a) the Borrower or such Significant Subsidiary, as the case may be, could incur a Lien on such property or assets under the restrictions described in Section  ~~7.1(b)~~7.1(b) in an amount at least equal to the Attributable Debt with respect to the Sale and Leaseback Transaction without equally and ratably securing the Obligations; or

(b) the Borrower, within 180 days after the sale or transfer by the Borrower or such Significant Subsidiary, applies to the retirement of the ~~Borrower’s~~Borrower’s funded debt (defined as indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount thereof) an amount equal to the greater of (i) the net proceeds of the sale of the property or assets sold and leased pursuant to such arrangement, or (ii) the fair market value of the property or assets so sold and leased (subject to credits for certain voluntary retirements of funded debt) as determined in good faith by the ~~Borrower’s~~Borrower’s board of directors.

7.3. ~~7.3~~ Consolidation, Merger and Sale. The Borrower shall not (a) consolidate with or merge into any other Person or convey, transfer or lease the properties and assets of the Borrower and its Subsidiaries (considered as a single enterprise) substantially as an entirety to any Person or (b) permit any of its Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of the consolidated properties and assets of the Borrower and its Subsidiaries (considered as a single enterprise) substantially as an entirety, unless, in each case:

(i) either (A) in the case of a consolidation or merger, the Borrower is the surviving entity, or (B) the Person formed by or surviving such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (such Person, the “Successor Company”) expressly assumes, pursuant to an assumption agreement executed and delivered to the Administrative Agent and the Collateral Agent, the payment of the principal of (and premium, if any) and interest on all the Loans and the performance of every covenant of this Agreement on the part of the Borrower to be performed or observed and all obligations under the other Loan Documents;

(ii) the Successor Company, if any, is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia;

(iii) immediately after giving effect to such transactions, no Default or Event of Default exists; and

(iv) the Borrower has delivered to the Administrative Agent an ~~Officer’s~~Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this covenant and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with.

Notwithstanding the foregoing, the Borrower may merge or consolidate with or transfer all or substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the ~~Borrower’s~~Borrower’s jurisdiction of organization or the ~~Borrower’s~~Borrower’s form of organization; provided that the successor assumes all of the ~~Borrower’s~~Borrower’s obligations under this Agreement and the other Loan Documents.

Upon any merger or consolidation, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole, in each case, in accordance with the provisions of this Agreement described in the first paragraph of this Section ~~7.3~~7.3, the Successor Company, if any, will succeed to and be substituted for the Borrower, and may exercise every right and power of the Borrower under this Agreement and the other Loan Documents, with the same effect as if the Successor Company had been named as the Borrower in this Agreement, and, in the case of such a sale, assignment, transfer, conveyance or other disposition of properties or assets, the Borrower shall be released and relieved from any obligations under this Agreement and the other Loan Documents without further action.

7.4. ~~7.4~~ Ownership of Utility Common Stock. Permit ownership by the Borrower, at any time, either directly, or indirectly through one or more Subsidiaries, of less than 100% of the outstanding common stock of the Utility.

SECTION 8. ~~SECTION 8.~~ EVENTS OF DEFAULT

If any of the following events shall occur and be continuing on or after the Effective Date:

(a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, unless, as of any date of determination, the facts or circumstances to which such representation or warranty relates have changed with the result that such representation or warranty is true and correct in all material respects on such date; or

(c) the Borrower shall default in the observance or performance of any agreement contained in Section ~~6.4(a)(i)~~6.4(a)(i) , Section ~~6.7(a)~~6.7(a) or Section ~~7~~7 (other than Section ~~7.2~~7.2) ; or

(d) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in Section  ~~8(a)~~8(a) , Section ~~8(b)~~8(b) or Section ~~8(c)~~8(c)), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent at the request of the Required Lenders; or

(e) the Borrower or any of its Significant Subsidiaries shall ~~(i)~~(i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the due date with respect thereto (after giving effect to any period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created); or ~~(ii)~~(ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or ~~(iii)~~(iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or (in the case of all Indebtedness other than Indebtedness under any Swap Agreement) to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause ~~(i), (ii) or (iii)~~(iii) of this paragraph (e) shall not apply to any event that permits (x) holders of any Indebtedness constituting convertible indebtedness of the Borrower to convert such Indebtedness pursuant to their terms or (y) the conversion of any Indebtedness constituting convertible indebtedness of the Borrower pursuant to their terms, in either case, into common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof, unless, in either case, such conversion results from a default thereunder or an event of the type that constitutes an Event of Default; provided, further, that a default, event or condition described in clause (i), (ii) or (iii) of this Section ~~8(e)~~8(e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses ~~(i)~~(i), ~~(ii)~~(ii) and ~~(iii)~~(iii) of this

Section ~~8(e)~~8(e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $200,000,000; provided, further, that unless payment of the Loans hereunder has already been accelerated, if such default shall be cured by the Borrower or such Significant Subsidiary or waived by the holders of such Indebtedness and any acceleration of maturity having resulted from such default shall be rescinded or annulled, in each case, in accordance with the terms of such agreement or instrument, without any modification of the terms of such Indebtedness requiring the Borrower or such Significant Subsidiary to furnish security or additional security therefor, reducing the average life to maturity thereof or increasing the principal amount thereof, or any agreement by the Borrower or such Significant Subsidiary to furnish security or additional security therefor or to issue in lieu thereof Indebtedness secured by additional or other collateral or with a shorter average life to maturity or in a greater principal amount, then any Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured or waived; or

(f) after the Escrow Release Date, ~~(i)~~(i) the Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or ~~(ii)~~(ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause ~~(f)~~(i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or ~~(iii)~~(iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or ~~(iv)~~(iv) the Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) there occurs any ERISA Event that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against the Borrower or any of its Significant Subsidiaries by a court of competent jurisdiction involving in the aggregate a liability (not paid or, subject to customary deductibles, fully covered by insurance as to which the relevant insurance company has not denied coverage) of $200,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof unless, in the case of a discharge, such judgment or decree is due at a later date in one or more payments and the Borrower or such Significant Subsidiary satisfies the obligation to make such payment or payments on or prior to the date such payment or payments become due in accordance with such judgment or decree; or

(i) there shall have occurred a Change of Control; or

(j)(i) any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect, (ii) the Borrower contests in any manner in writing the validity or enforceability of any such Loan Document or the validity or perfection of any Lien on any Collateral purported to be covered by the Pledge Agreement (or prior to the Escrow Release Date, the Escrow Agreement), (iii) the Borrower denies in writing that it has any or further liability or obligation under any such Loan Document, or purports in writing to revoke, terminate or rescind any such Loan Document, (iv) with respect to the Pledge Agreement (or prior to the Escrow Release Date, the Escrow Agreement), the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in the Collateral purported to be covered by the Pledge Agreement (or prior to the Escrow Release Date, the Escrow Agreement) with the priority required by the Pledge Agreement (or prior to the Escrow Release Date, the Escrow Agreement).

then, and in any such event, ~~(A)~~(A) if such event is an Event of Default specified in clause (i) or (ii) of Section  ~~8(f)~~8(f) with respect to the Borrower, the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section  ~~8~~8 , presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9. ~~SECTION 9.~~ THE AGENTS

9.1. ~~9.1~~ Appointment and Authority. Each of the Lenders hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Administrative Agent and as the Collateral Agent hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this ~~Section 9~~Section 9 are solely for the benefit of the Agents and the Lenders and the Borrower shall not have rights as a third-party beneficiary of any of such provisions (other than with respect to the Borrower’s rights under Sections ~~9.9(a)~~9.9(a) and ~~(b)~~(b) ). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2. ~~9.2~~ Delegation of Duties. The Administrative Agent and Collateral Agent may each perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent, the Collateral Agent and any such sub-agent may each perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and the Collateral Agent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.3. ~~9.3~~ Exculpatory Provisions.

(a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that an Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

(b) No Agent shall be liable for any action taken or not taken by it ~~(i)~~(i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8), or ~~(ii)~~(ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

(c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ~~Section 5~~Section 5 or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

9.4. ~~9.4~~ Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5. ~~9.5~~ Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent or the Collateral Agent, as applicable, has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent and the Collateral Agent shall each take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6. ~~9.6~~ Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its Affiliates that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

9.7. ~~9.7~~ Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought under this Section ~~9~~9 (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct.

9.8. ~~9.8~~ Agent in Its Individual Capacity. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the terms “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include such Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

9.9. ~~9.9~~ Successor Agents.

(a) Each of the Administrative Agent and the Collateral Agent may resign upon 10 days’ notice to the Lenders and the Borrower. If either such Agent shall so resign under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section  ~~8(f)~~8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld, conditioned or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent or Collateral Agent, as applicable, by the date that is 10 days following a retiring Agent’s notice of resignation (the “Resignation Effective Date”), the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as Administrative Agent or Collateral Agent, as applicable, the provisions of Section ~~9.7~~9.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

(b) If the Person serving as Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent or Collateral Agent and, shall appoint a successor, subject to the approval of the Borrower (unless an Event of Default under Section ~~8(f)~~8(f) with respect to the Borrower shall have occurred and be continuing), which approval shall not be unreasonably withheld, conditioned or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) ~~(i)~~(i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Collateral Agent shall continue to hold such Collateral until such time as a successor Collateral Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent or Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent or Collateral Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent or Collateral Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date (as applicable)), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section  ~~9.9~~9.9 and Section ~~2.17~~2.17 and Section ~~10.5~~10.5 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

9.10. ~~9.10~~ Co-Documentation Agents and Co-Syndication Agents. None of the Co-Documentation Agents or the Co-Syndication Agents shall have any duties or responsibilities hereunder in its capacity as such.

9.11. ~~9.11~~ Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section  ~~2.17~~2.17 and Section ~~10.5~~10.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section ~~2.17~~2.17 and Section ~~10.5~~10.5.

9.12. ~~9.12~~ Collateral Matters.

(a) Each of the Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document in accordance with the terms of Section ~~10.21~~10.21. Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its Liens in accordance with this Section ~~9.12~~9.12 .

(b) Each of the Lenders irrevocably authorize the Collateral Agent and/or the Administrative Agent, at its option and in its discretion, to enter into any amendment, amendment and restatement, modification, supplement or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, and to give effect to any intercreditor agreement reasonably satisfactory to the Collateral Agent or Administrative Agent associated therewith, or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

(c) The Administrative Agent and/or the Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.13. ~~9.13~~ Credit Bidding. The Secured Parties hereby irrevocably authorize each of the Administrative Agent and the Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral ~~(a)~~  (a)  at any sale thereof conducted under the provisions of the Bankruptcy Code, including under sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Borrower is subject, or ~~(b)~~ (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent or Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the equity interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).

9.14. ~~9.14~~ Intercreditor Agreement; Pledge Agreement. Each of the Lenders hereby authorize the Administrative Agent to enter into the Pledge Agreement and any other intercreditor agreement or arrangement permitted under this Agreement and the Lenders acknowledge that the Pledge Agreement and any other such intercreditor agreement shall be binding upon the Lenders. Notwithstanding anything herein to the contrary, (i) the Liens granted to the Administrative Agent pursuant to the Security Documents are expressly subject to the Pledge Agreement and any intercreditor agreement entered into pursuant hereto and (ii) the exercise of any right or remedy by the Administrative Agent hereunder or under the Pledge Agreement and any other intercreditor agreement entered into pursuant hereto is subject to the limitations and provisions of any intercreditor agreement entered into pursuant hereto. In the event of any conflict between the terms of the Pledge Agreement or any such intercreditor agreement and the terms of this Agreement, the terms of the Pledge Agreement or such intercreditor agreement shall govern.

9.15. ~~9.15~~ Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.16. Erroneous Payment.

(a) If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender, such Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.13(b).

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) The Borrower hereby agrees that in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount.

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

SECTION 10. ~~SECTION 10.~~ MISCELLANEOUS

10.1. ~~10.1~~ Amendments and Waivers. Subject to Section ~~2.13(b)~~2.13(b) and Section ~~2.13(c)~~2.13(c), neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section ~~10.1~~10.1. The Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i) forgive the principal amount or extend the scheduled date of payment of any Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby;

(ii) eliminate or reduce the voting rights of any Lender under this Section ~~10.1~~10.1 or Section ~~10.6(a)(i)~~10.6(a)(i) without the written consent of such Lender;

(iii) reduce any percentage specified in the definition of Required Lenders without the written consent of all Lenders;

(iv) amend, modify or waive any provision of Section  ~~2.14~~2.14 or any similar provision in the Loan Documents related to the pro rata treatment of Lenders without the consent of each Lender directly affected thereby;

(v) amend, modify or waive any provision of Section  ~~9~~9 without the written consent of the Administrative Agent and the Collateral Agent;

(vi) amend, modify or waive the order of payments required by, or the scope of the Obligations receiving the benefit of or the scope of the proceeds or other amounts subject to the Priority Waterfall in a manner that by its terms adversely affects Loans and Obligations that have priority under the Priority Waterfall without the consent of each Lender holding such adversely affected Loans and Obligations;

(vii) amend, modify or waive any provision of Section  ~~5.1~~5.1 without the written consent of all the Lenders; or

(viii) release all or substantially all of the value of any Guarantees of the Obligations or all or substantially all of the Collateral (except as expressly permitted hereunder or under the Security Documents) without the written consent of all the Lenders.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding anything to the contrary contained in this Section ~~10.1~~10.1, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and any such amendment, modification or supplement shall become effective without any further action or consent of any other party to this Agreement.

If the Required Lenders shall have approved any amendment which requires the consent of all of the Lenders, the Borrower shall be permitted to replace any non-consenting Lender with another financial institution, provided that, (i) the replacement financial institution shall purchase at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (ii) the Borrower shall be liable to such replaced Lender under Section  ~~2.17~~2.17 if any Term Benchmark Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto (as if such purchase constituted a prepayment of such Loans), (iii) such replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section ~~10.6~~10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (v) any such replacement shall not be deemed to be a waiver of any rights the Borrower, the Administrative Agent, the Collateral Agent or any other Lender shall have against the replaced Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, supplement, modification, waiver or consent hereunder (and any amendment, supplement, modification, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) any reduction of the amount of principal or interest owed to such Defaulting Lender or any extension of the final maturity thereof shall, in each case, require the consent of such Defaulting Lender, and (ii) a Defaulting Lender’s Percentage shall be taken into consideration along with the Percentage of non-Defaulting Lenders when voting to approve or disapprove any waiver, amendment or modification that by its terms affects any Defaulting Lender more adversely than other affected Lenders.

10.2. ~~10.2~~ Notices.

(a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered during the recipient’s normal business hours, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received during the recipient’s normal business hours, addressed as follows in the case of the Borrower, the Administrative Agent and the Collateral Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:                                  PG&E Corporation

300 Lakeside Drive

Oakland, California 94612

Attention: Treasurer

Telecopy: (415) 973-8968

Telephone: (415) 973-8956

with a copy to:                         PG&E Corporation

300 Lakeside Drive

Oakland, California 94612

Attention: General Counsel

Telecopy: (415) 973-5520

Administrative Agent:             JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

Floor 01

Newark, DE 19713-2105

Attention: Joshua Hessler

Telephone: (302) 634-1661

Email: joshua.m.hessler@jpmorgan.com

Collateral Agent:                     JPMorgan Chase Bank, N.A.

CIB DMO WLO

Mail code NY1-C413

4 CMC, Brooklyn, NY, 11245-0001

United States

Email: ib.collateral.services@jpmchase.com

provided that any notice, request or demand to or upon the Administrative Agent or any Lender shall not be effective until received.

(b) Notices and other communications to the Administrative Agent or the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section ~~2~~2 unless otherwise agreed by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, ~~(i)~~(i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and ~~(ii)~~(ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause ~~(i)~~(i) , of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses ~~(i)~~(i) and ~~(ii)~~(ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d)(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the Platform, except to the extent such liability resulted from the gross negligence or willful misconduct of the Administrative Agent or any of its Related Parties as determined by a court of competent jurisdiction in a final non-appealable judgment. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section  ~~10.2~~10.2 , including through the Platform.

10.3. ~~10.3~~ No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4. ~~10.4~~ Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

10.5. ~~10.5~~ Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent and the Lenders for all their respective reasonable out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of only one joint counsel and one joint special California counsel and, if necessary, one joint local counsel in each other relevant jurisdiction to the Administrative Agent and the Lenders (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected persons) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender, the Collateral Agent and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of its rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of only one joint counsel, one joint special California counsel and, if necessary, one local counsel in each other relevant jurisdiction to the Administrative Agent and the Lenders (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected persons), and (c) to pay, indemnify, and hold each Lender, the Collateral Agent, the Administrative Agent and their respective Affiliates and their respective officers, directors, employees and agents (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever whether brought by the Borrower or any other Person, with respect to the execution, delivery, enforcement and performance of, or arising out of or in connection with, this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law directly or indirectly relating to the Borrower, its Significant Subsidiaries or any of the facilities and properties owned, leased or operated by the Borrower or its Significant Subsidiaries and the reasonable, documented and invoiced fees and expenses of one joint counsel and one joint special California counsel and, if necessary, one joint local counsel in each other relevant jurisdiction to the applicable Indemnitee (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected persons), in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from, as determined in a final non-appealable judgment by a court of competent jurisdiction, (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Affiliates, (y) the material breach of such Indemnitee’s funding obligations hereunder or (z) a dispute amongst one or more Lenders not arising from the Borrower’s breach of its obligations under the Loan Documents (other than a dispute involving a claim against an Indemnitee for its acts or omissions in its capacity as an arranger, bookrunner, agent or similar role in respect of this Agreement, except, to the extent such acts or omissions are determined by a court of competent jurisdiction by a final and non-appealable judgment to have constituted the gross negligence, bad faith or willful misconduct of such Indemnitee in such capacity). Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Significant Subsidiaries not to assert, and hereby waives and agrees to cause its Significant Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section  ~~10.5~~10.5 shall be payable not later than 30 days after written demand therefor, subject to the Borrower’s receipt of reasonably detailed invoices. Statements payable by the Borrower pursuant to this Section ~~10.5~~10.5 shall be submitted to Treasurer (Telephone No. (415) 817-8199/(415) 267-7000) (Telecopy No. (415) 267-7265/7268), at the address of the Borrower set forth in Section ~~10.2(a)~~10.2(a) with a copy to Chief Counsel, Corporate (Telephone No. (415) 817-8200) (Telecopy No. (415) 817-8225), at the address of the Borrower set forth in Section  ~~10.2(a)~~10.2(a) , or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section  ~~10.5~~10.5 shall survive for two years after repayment of the Loans and all other amounts payable hereunder. This Section ~~10.5~~10.5 shall not apply with respect to Taxes, other than Taxes that represent claims, damages, losses, liabilities, costs or expenses arising from non-Tax claims.

10.6. ~~10.6~~ Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section ~~10.6~~10.6 .

(b)~~(i)~~(i) Subject to the conditions set forth in Section ~~10.6(b)(ii)~~10.6(b)(ii), any Lender may assign to one or more assignees (each, an “Assignee”) other than a Defaulting Lender, any Subsidiary of a Defaulting Lender, any natural person (or holding company, investment vehicle or trust for, or owned or operated by or for the primary benefit of, one or more natural persons), the Borrower or any of the Borrower’s Affiliates or Subsidiaries, all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender (or an Affiliate of any Lender) or an Approved Fund or, if a Specified Event of Default has occurred and is continuing, any other Person, and provided further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof from the assigning Lender (with a copy to the Administrative Agent); and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an Assignee that is a Lender (or an Affiliate of a Lender) immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Eligible Assignee that is an Affiliate of any Lender or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) with respect to any Lender party to this Agreement on the Effective Date, such amounts shall be aggregated in respect of such Lender and any Affiliate of such Lender that is an Eligible Assignee;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the Assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable Assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the Assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iii) Subject to acceptance and recording thereof pursuant to Section ~~10.6(b)(iv)~~10.6(b)(iv) , from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.5 but shall be subject to the limitations set forth therein); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from the Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section  ~~10.6~~10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section ~~10.6(c)~~10.6(c).

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely to establish that the relevant obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section  ~~10.6(b)~~10.6(b) and any written consent to such assignment required by Section ~~10.6(b)~~10.6(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)(i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section  ~~10.1~~10.1 and (2) directly affects such Participant. Subject to Section  ~~10.6(c)(ii)~~10.6(c)(ii) , the Borrower agrees that each Participant shall be entitled to the benefits of Sections ~~2.15~~2.15 , 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section ~~10.6(b)~~10.6(b) .

(ii) Notwithstanding anything to the contrary herein, a Participant shall not be entitled to receive any greater payment under Section  ~~2.15~~2.15 or Section ~~2.16~~2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent to such greater payments. Any Participant that is a Foreign Lender shall not be entitled to the benefits of Section  ~~2.16~~2.16 unless such Participant complies with Section ~~2.16(e)~~2.16(e).

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section ~~10.6~~10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section ~~10.6(d)~~10.6(d) .

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section ~~10.6(b)~~10.6(b) . Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage, expense, obligations, penalties, actions, judgments, suits or any kind whatsoever arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g) Notwithstanding anything to the contrary in this Section ~~10.6~~10.6, none of the Agents, in their capacity as Lenders, will assign without the consent of the Borrower, prior to the Effective Date, any of the Loans held by them on the date of this Agreement.

(h) Notwithstanding anything to the contrary in this Section ~~10.6~~10.6, for the avoidance of doubt, Goldman Sachs Bank USA may assign any amount of its Loans hereunder to Goldman Sachs Lending Partners LLC (or vice versa) without the prior written consent of any other Person.

(i) Notwithstanding anything contained in Section ~~2.14~~2.14 or this Section ~~10.6~~10.6 to the contrary, the Borrower may purchase by way of assignment and become an assignee with respect to Loans at any time and from time to time from Lenders in accordance with Section ~~10.6(b)~~10.6(b) hereof through open-market purchases or “Dutch Auction” procedures to be mutually agreed by the Borrower and the Administrative Agent (each, a “Permitted Loan Purchase”); provided, that, in respect of any Permitted Loan Purchase, (A) upon consummation of any such Permitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with Section ~~10.6(j)~~10.6(j) , (B) in connection with any such Permitted Loan Purchase, the Borrower and such Lender that is the assignor shall execute and deliver to the Administrative Agent a duly completed Affiliate Assignment and Assumption and shall otherwise comply with the conditions to assignments under this Section ~~10.6~~10.6 and (C) no Default or Event of Default would exist immediately after giving effect to such Permitted Loan Purchase.

(j) Each Permitted Loan Purchase shall, for purposes of this Agreement be deemed to be an automatic and immediate cancellation and extinguishment of such Loans and the Borrower shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of such Loans.

(k) Upon the assignment by any Lender of any Loans pursuant to a Permitted Loan Purchase, either (i) the applicable assignee shall make a representation to the Lender making such assignment that it does not possess material non-public information with respect to the Borrower and its Subsidiaries that has not been disclosed to such Lender or the Lenders generally or (ii) the applicable assignor shall deliver to the Administrative Agent and the Borrower a customary letter from such assignor Lender either (x) acknowledging that (A) an assignee may have information regarding the Borrower and any Subsidiary, their ability to perform the Obligations or any other material information that has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information”), (B) the Excluded Information may not be available to such assignor Lender, (C) such assignor Lender has independently and without reliance on any other party made its own analysis and determined to assign Loans to such assignee pursuant to Section  ~~10.6~~10.6 notwithstanding its lack of knowledge of the Excluded Information and (D) such assignor Lender waives and releases any claims it may have against the Administrative Agent, such assignee, the Borrower and the Subsidiaries with respect to the nondisclosure of the Excluded Information, or (y) otherwise in form and substance reasonably satisfactory to such assignee, the Administrative Agent and assigning Lender.

(l) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Permitted Loan Purchases.

10.7. ~~10.7~~ Adjustments; Set off.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it hereunder, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section ~~8(f)~~8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender hereunder, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender hereunder, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, including other rights of set-off, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), after any applicable grace period, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, Affiliate or agency thereof to or for the credit or the account of the Borrower; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section ~~2.20~~2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8. ~~10.8~~ Counterparts; Electronic Execution; Binding Effect. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words

“execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent and the Lenders, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. This Agreement shall become binding on the parties hereto when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.9. ~~10.9~~ Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section  ~~10.9~~10.9 , if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.10. ~~10.10~~ Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Collateral Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11. ~~10.11~~ GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12. ~~10.12~~ Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section ~~10.2(a)~~10.2(a) or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, and agrees not to assert any right it may have to claim or recover in any legal action or proceeding relating to this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.

NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

10.13. ~~10.13~~ Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) none of the Administrative Agent, the Collateral Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Collateral Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.14. ~~10.14~~ Confidentiality. Each of the Administrative Agent, the Collateral Agent and each Lender agrees to keep confidential in accordance with such party’s customary practices (and in any event in compliance with applicable law regarding material non-public information) all non-public information provided to it by the Borrower, the Administrative Agent, the Collateral Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information ~~(a)~~(a) to the Administrative Agent, the Collateral Agent, any other Lender or any Affiliate thereof, ~~(b)~~(b) subject to an agreement to comply with the provisions of this Section  ~~10.14~~10.14 or substantially equivalent provisions, to any actual or prospective Transferee, any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty) or any credit insurance providers, ~~(c)~~(c) to its employees, directors, agents, attorneys, service providers, accountants and other professional advisors or those of any of its Affiliates (as long as such attorneys, service providers, accountants and other professional advisors are directed to comply with confidentiality requirements substantially equivalent to this Section  ~~10.14~~10.14 ), ~~(d)~~(d)  upon the request or demand of any Governmental Authority, ~~(e)~~(e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, ~~(f)~~(f) if requested or required to do so in connection with any litigation or similar proceeding, ~~(g)~~(g) that has been publicly disclosed, ~~(h)~~(h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, ~~(i)~~(i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) any rating agency in connection with rating of the Borrower or its Subsidiaries or the credit facilities provided hereunder or (k) to the extent such information (i) becomes available to the Administrative Agent, the Collateral Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or its Subsidiaries or (ii) is independently discovered or developed by a party hereto without utilizing any information received from the Borrower or its Subsidiaries or violating the terms of this Section ~~10.14~~10.14 , provided that, in the case of clauses ~~(d)~~(d), ~~(e)~~(e) and ~~(f)~~(f) of this Section ~~10.14~~10.14, with the exception of disclosure to bank regulatory authorities, the Borrower (to the extent legally permissible) shall be given prompt prior notice so that it may seek a protective order or other appropriate remedy.

10.15. ~~10.15~~ WAIVERS OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.16. ~~10.16~~ USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

10.17. ~~10.17~~ Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section  ~~10.5~~10.5 , the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

10.18. ~~10.18~~ No Advisory or Fiduciary Responsibility. In connection with all aspects of each transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: ~~(i)~~(i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; ~~(ii)~~(ii) (A) each Agent, Arranger and Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any other Person and (B) none of the Agents, Arrangers or Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and ~~(iii)~~(iii) the Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents, Arrangers or Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby other than a breach of the confidentiality provisions set forth in Section ~~10.14~~10.14 .

10.19. ~~10.19~~ Acknowledgement Regarding Any Supported QFCs.

(a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special

Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.20. ~~10.20~~ Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.21. ~~10.21~~ Release of Liens and Guarantees.

(a) Upon the termination of the Commitments and the payment in full in cash of the Obligations (other than contingent Obligations not yet due and payable), the Collateral shall be automatically released from all Liens created by the Security Documents and any Guarantees of the Obligations shall be automatically released.

(b) After the Escrow Release Date, the following Collateral shall be automatically released from the Liens created by the Security Documents without delivery of any instrument or performance of any act by any Person:

(i) upon a Disposition of Collateral permitted hereunder or any other Loan Document to a Person other than the Borrower or its Subsidiaries, such Collateral; or

(ii) upon the approval in writing by the Required Lenders of the release of the Liens on any Collateral not constituting all or substantially all of the Collateral, such Collateral.

(c) A Guarantor’s Guarantee of the Obligations will be released automatically upon:

(i) the consummation of any Disposition of all or substantially all of the properties or assets of such Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Borrower or a Subsidiary of the Borrower;

(ii) the consummation any Disposition of the Capital Stock of such Guarantor (by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Borrower or a Subsidiary of the Borrower; provided that such Guarantor ceases to be a Subsidiary of the Borrower as a result of such Disposition;

(iii) the liquidation or dissolution of such Guarantor; provided no Default or Event of Default occurs as a result thereof or has occurred or is continuing;

(iv) such Guarantor consolidating with, merging into or transferring all of its properties or assets to the Borrower or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolves or otherwise ceases to exist; and

(v) at such time as such Guarantor has no express liability or potential liability pursuant to any Guarantee of any Indebtedness of the Borrower that has been or may be incurred under any Material Credit Facility, other than the Obligations.

(d) In connection with the termination or release of Collateral from the Liens created by the Security Documents, the Collateral Agent shall (i) execute and deliver to the Borrower at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such termination or release and (ii) return to the Borrower, any possessory Collateral that is in the possession of the Collateral Agent and is the subject of such release (provided that, upon request by the Collateral Agent, the Borrower shall deliver to the Collateral Agent a certificate of a Responsible Officer certifying that such transaction has been or was consummated in compliance with the Loan Documents).

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

~~PG&E CORPORATION~~

~~By:~~
~~Name: Margaret K. Becker~~
~~Title: Senior Director and Treasurer~~

PG&E CORPORATION

By:
Name:
Title:

~~Signature Page to Term Loan Credit Agreement~~

~~PG&E Corporation~~

~~JPMORGAN CHASE BANK, N.A. as Administrative Agent, Collateral Agent and as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page to Term Loan Credit Agreement~~

~~PG&E Corporation~~

~~[LENDER], as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

JPMORGAN CHASE BANK, N.A. as Administrative Agent, Collateral Agent and as a Lender

By:

Name:
Title:

Signature Page to Term Loan Credit Agreement

~~PG&E Corporation~~

PG&E Corporation

[LENDER], as a Lender

By:
Name:
Title:

Signature Page to Term Loan Credit Agreement

~~PG&E Corporation~~

PG&E Corporation

EXHIBIT B

Consented to:

PG&E Corporation

By:	/s/ Margaret K. Becker
Name:	Margaret K. Becker
Title:	Vice President and Treasurer

[Signature Page to Assignment and Assumption]